• • • • • • •

• • • • • • • • • • • • • • • • • • •

• • • • • •

• • • • • •

• • • •

➢ ➢ ➢ ➢ ➢ ➢ ➢ ➢ ➢ ➢ ➢

✓ ▪ ▪ ▪ ▪ ▪ ✓ ▪ ▪ ✓ •

• • – • – • • • • • • • •

▪ ▪ ▪ ▪

▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ Nuclear fuel is ~20% of operating costs and uranium is 40% of fuel costs

• • • • •

• • •

• • •

• • • •

• • • • • • •

2017 20182016 2019 2020 200 210 210 210 215 20202016 20192017 2018

•• • • • • • • •

Constellation’s focus on efficiencies and cost reduction, while ensuring safety and operational excellence, will support free cash flow generation ▪ ▪

• • • • • •

• • • • • • • • – – • • • • • • • • •

▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪

June ’17 May ‘27 April ’17 March ‘29 June ’22 May ‘25 • • • • • • • • April ’17 March ‘29 April ’17 March ‘29 June ’17 May ‘27

• • • • • • – – – •

• • •

© 2020 Constellation Energy Resources, LLC. The offerings described herein are those of either Constellation NewEnergy-Gas Division, LLC or Constellation NewEnergy, Inc., affiliates of each other and ultimate subsidiaries of Exelon Corporation. Brand names and product names are trademarks or service marks of their respective holders. All rights reserved. Errors and omissions excepted. • • • • • • • • •

• • • • • • • • • • • •

Constellation

Analyst Day

January 11, 2022

Constellation

Welcome and Agenda

Emily Duncan

Vice President, Investor Relations

Agenda

BREAK
9:45 - 10:00

Q&A Session
10:00 - 10:30

All times are Eastern Standard Time (EST)

Constellation

Cautionary Statements Regarding Forward-Looking Information

This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties including, among others, those related to the timing, manner, tax-free nature, and expected benefits associated with the potential separation of Exelon's competitive power generation and customer-facing energy business from its six regulated electric and gas utilities. Words such as "could," "may," "expects," "anticipates," "will," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "predicts," and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.

The factors that could cause actual results to differ materially from the forward-looking statements made by Constellation Energy Corporation (Constellation) and Exelon Generation Company, LLC (Generation) (Registrants) include those factors discussed herein, as well as the items discussed in (1) Generation's 2020 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 19, Commitments and Contingencies; (2) Generation's Third Quarter 2021 Quarterly Report on Form 10-Q in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management's Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 15, Commitments and Contingencies; (3) Constellation's Form 10 registration statement in Risk Factors; and (4) other factors discussed in filings with the SEC by the Registrants.

Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this presentation. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this presentation.

Non-GAAP Financial Measures

Constellation reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP). Constellation supplements the reporting of financial information determined in accordance with GAAP with certain non-GAAP financial measures, including:

- ***Adjusted EBITDA*** represents earnings before interest, taxes, depreciation and amortization, and excludes certain costs, expenses, gains and losses and other specified items, including mark-to-market adjustments from economic hedging activities, decommissioning related activity, asset impairments, certain amounts associated with plant retirements and divestitures, pension and OPEB non-service costs, separation related costs and other items as set forth in the Appendix
- ***Adjusted operating and maintenance expense*** excludes direct cost of sales for certain Constellation and Power businesses, ARO accretion expense from unregulated units and decommissioning costs that do not affect profit and loss, the impact from operating and maintenance expense related to variable interest entities at Constellation, and other items as set forth in the reconciliation in the Appendix
- ***Total gross margin*** is defined as operating revenues less purchased power and fuel expense, excluding revenue related to decommissioning, gross receipts tax, JExel Nuclear JV, variable interest entities, and net of direct cost of sales for certain Constellation and Power businesses
- ***Adjusted cash flows from operations*** primarily includes net cash flows from operating activities and Collection of Deferred Purchase Price (DPP) related to the revolving accounts receivable arrangement, which is presented in cash flows from investing activities for GAAP
- ***Free cash flows before growth (FCFbg)*** is Adjusted cash flows from operations less capital expenditures for maintenance and nuclear fuel, non-recurring capital expenditures related to separation and ERP system implementation, changes in collateral, net merger and acquisitions, and equity investments and other items as forth in Appendix
- Adjusted operating ***revenues*** exclude the Mark-to-Market impact of economic hedging activities due to the volatility and unpredictability of the future changes in commodity prices
- ***Adjusted purchased power and fuel*** excludes the Mark-to-Market impact of economic hedging activities due to the volatility and unpredictability of the future changes in commodity prices

Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be currently available, as management is unable to project all of these items for future periods

Non-GAAP Financial Measures Continued

This information is intended to enhance an investor's overall understanding of period over period financial results and provide an indication of Constellation's baseline operating performance by excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this information is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods.

These non-GAAP financial measures are not a presentation defined under GAAP and may not be comparable to other companies' presentations. Constellation has provided these non-GAAP financial measures as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These non-GAAP measures should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP measures provided in the materials presented.

Non-GAAP financial measures are identified by the phrase "non-GAAP" or an asterisk (*). Reconciliations of these non-GAAP measures to the most comparable GAAP measures are provided in the appendices and attachments to this presentation, except for the reconciliation for total gross margin, which appears on slide 98 of this presentation.

Driving Deep Decarbonization of the U.S. Economy

Joe Dominguez

Chief Executive Officer

Constellation: America's Leading Clean Energy Company



Carbon-Free Generation Fleet:

- #1 provider of carbon-free 24/7 energy in the United States
- Lowest carbon emissions and carbon intensity generator in the United States
- 32,400 MWs of total generating capacity
- ~78 million metric tonnes of carbon avoided through our fleet
- 94.3% capacity factor at nuclear plants
- Ability to extend fleet to 80 years – providing 24/7 carbon-free power through 2050 and beyond



Industry Leading Customer Business:

- #1 in market share for C&I customers
- #2 retail electricity provider
- #3 in market share for mass market customers
- Top 10 natural gas provider in the U.S
- Serve ¾ of the Fortune 100
- 2 million total customers
- 215 TWhs of load served
- Operate in 48 states and the District of Columbia



Supporting our Communities:

- Expected to be a Fortune 200 company, based on $17.6 billion in operating revenues in 2020
- Approximately 13,000 employees nationwide
- Investing in local communities through $207 million in local property taxes and $87 million in state payroll taxes
- Employees volunteered nearly 53,000 hours in 2020
- Increasingly diverse workforce, with strong diverse hiring and promotion rates and community workforce development partnerships

Constellation.

Constellation's Value Proposition

Enduring Businesses Ready to Meet the Climate Crisis

- World-Class nuclear operator and largest generator of 24/7 carbon-free firm electricity with ability to extend asset lives
- Largest provider of energy and solutions to commercial and industrial customers
- Strong advocate for, and ideally situated to benefit from, energy policies that drive the transition to carbon-free energy

Delivering Value for Our Shareholders

- Strong free cash flows, optimized through industry-leading operations, support of carbon-free energy and focus on costs
- Disciplined capital allocation strategy supports strong investment grade balance sheet, growth investment consistent with corporate strategy, and return of capital to owners

Premier ESG Company

- ~90% carbon-free energy growing to 100% carbon-free by 2040
- Committed to advancing diversity, equity and inclusion in our workplace and communities
- Maintaining the highest standards of corporate governance

U.S. is Rapidly Decarbonizing

25 STATES
Have GHG targets or clean energy goals

40 MILLION PEOPLE OR **12% OF THE POPULATION**
Live in cities with climate action plans

Federal government will procure **100%** carbon pollution-free 24/7 electricity by **2030**

2/3 of car sales will be electric by **2040**

600 local governments have developed climate action plans

60% of FORTUNE 500 companies have set climate and energy goals

$100B per year needed in clean energy investment to reach **90%** clean energy by **2035**

U.S. GHG Reduction Target of **50-52%** by **2030**

Constellation.

Constellation is the Largest Producer of Carbon-Free Electricity in the United States

Largest Producers of Carbon-Free Generation(1,2)



million MWh
Constellation (3) 162.6
NextEra Energy (2) 98.7
Duke (1) 82.8
Entergy (6) 61.2
Dominion (7) 53.6
Southern (4) 46.0
Berkshire Hathaway Energy (8) 35.8
FirstEnergy (12) 32.5
PSEG (13) 30.7
AEP (10) 21.6
Xcel (11) 21.4
Vistra Energy (5) 19.3
Riverstone (17) 18.8
DTE Energy (15) 11.5
Ameren (19) 11.2
NRG (14) 10.8
Evergy (18) 10.5
Energy Capital Partners (9) 9.2
ArcLight Capital (16) 1.7
PPL (20) 0.4
0
50
100
150
200

Lowest CO_2 Emissions Among Major Investor-Owned Generators(2)



million short tonnes
Constellation (3) 9
PSEG (13) 13
Riverstone (17) 17
Ameren (19) 26
ArcLight Capital (16) 28
Evergy (18) 29
DTE Energy (15) 31
FirstEnergy (12) 32
PPL (20) 34
NRG (14) 34
Dominion (7) 35
Entergy (6) 38
Energy Capital Partners (9) 40
Xcel (11) 46
NextEra Energy (2) 49
Berkshire Hathaway Energy (8) 67
AEP (10) 70
Southern (4) 85
Duke (1) 94
Vistra Energy (5) 109
0
20
40
60
80
100
120

Lowest Carbon Intensity Among Major Investor-Owned Generators(2)



lb/MWh
Constellation (3) 98
PSEG (13) 455
NextEra Energy (2) 482
Entergy (6) 595
Dominion (7) 596
Energy Capital Partners (9) 766
Duke (1) 877
Riverstone (17) 879
Southern (4) 935
FirstEnergy (12) 1,043
Berkshire Hathaway Energy (8) 1,158
Xcel (11) 1,198
Vistra Energy (5) 1,227
NRG (14) 1,478
ArcLight Capital (16) 1,485
Ameren (19) 1,491
DTE Energy (15) 1,496
AEP (10) 1,510
Evergy (18) 1,565
PPL (20) 1,967
0
500
1,000
1,500
2,000

Constellation produces 1 of every 10 MWh of carbon-free electricity in the United States

(1) Reflects 2019 regulated and non-regulated generation. Source: M.J. Bradley & Associates Benchmarking Air Emissions, July 2021; https://www.mjbradley.com/sites/default/files/Presentation_of_Results_2021.pdf
(2) Number in parentheses is the company's ranking among the 20 largest investor-owned producers (total MWh) in 2019, i.e. Constellation was the third largest generator in 2019

Positioned for Long-Term Success – Demand for Carbon-Free Electricity and Byproducts

Electricity Demand Will Nearly Double and Carbon-Free Electricity Will Expand Five-fold to Meet Net Zero by 2050



+88%
8,140 TWhs
5,310 TWhs
4,320 TWhs
98-100%
70-85%
37%
2019
2030
2050
Emitting
Carbon-Free

- Electricity must grow to ~50% of energy used in industry, transport and buildings to meet net zero by 2050 – up from 19% today
- By 2050, electricity is a predominant transportation fuel
- Fossil fuels in the primary energy mix decline by 62% to 100% from 2020 to 2050 across scenarios. Oil and gas decline 56% to 100%.
- Up to 17% of light-duty vehicles will be electric in 2030 and 61-96% in 2050
- 16-23% of homes will be heated with electric heat pumps in 2030 and 54-80% in 2050
- 70-90% of commercial building energy use will be electric by 2050

Sources:
https://www.mckinsey.com/industries/electric-power-and-natural-gas/our-insights/net-zero-by-2035-a-pathway-to-rapidly-decarbonize-the-us-power; https://netzeroamerica.princeton.edu/img/Princeton_NZA_Interim_Report_15_Dec_2020_FINAL.pdf; https://about.bnef.com/blog/getting-on-track-for-net-zero-by-2050-will-require-rapid-scaling-of-investment-in-the-energy-transition-over-the-next-ten-years/

Constellation.

Firm Nuclear Power Plays a Unique Role in the Fight Against the Climate Crisis

24/7

Firm Carbon-Free
Nuclear power provides firm carbon-free electricity while displacing fossil fuels in applications requiring a continuous power supply

Resilient
Nuclear power has onsite fuel for 18-24 months, providing resilient and reliable power every season, no matter the weather

Variable Renewables
Nuclear power can support higher deployment of variable wind and solar generation without the need for backup capacity from fossil fuel generation

80 years

License Renewals
Second license renewals will extend carbon-free production to 80-years – more than 3 times the useful life of renewables and 2 times the useful life of coal

Constellation

Nuclear is Among the Safest Forms of Power Generation[1] and Has Lowest Life Cycle Emissions of any Technology[2]


Nuclear
Hydro
Onshore Wind
Offshore Wind
Solar PV
Solar Thermal
Gas NGCC (with CCS)
Coal IGCC (with CCS)
Gas NGCC
Coal IGCC
0
100
200
300
400
500
600
700
800
900
1,000
g CO2 eq. per kWh
Minimum g CO2 eq. per kWh
Range of Lifecycle GHG Emissions Observed

(1) https://ourworldindata.org/safest-sources-of-energy
(2) Source: United Nations Economic Commission for Europe, 2021, https://unece.org/sites/default/files/2021-10/LCA-2.pdf

Constellation

Demand for Carbon-Free Energy

December 2021 Executive Order calling for "100 percent carbon pollution-free electricity (CFE) by 2030, at least half of which will be locally supplied clean energy to meet 24/7 demand"

CEBA Clean Energy Buyers Association

In November 2021, the Renewable Energy Buyers Association, a community of 300 customers and partners, changed its name to the Clean Energy Buyers Association. The organization is committed to achieving a 90% carbon-free U.S. electricity system by 2030.

ipcc

The Intergovernmental Program on Climate Change (IPCC) includes nuclear in all of its potential pathways to keeping global warming below 1.5 C

Constellation's Pathway to Flexible Clean Energy Centers


BEFORE
AFTER
Nuclear
Inflexible Grid Energy and Capacity with Advanced Nuclear Dispatch
Clean Energy Center
Power to X
H2, e-methanol, e-ammonia
Data Center
Direct Air Capture
Flexible Grid Energy and Capacity (24/7)

Nuclear energy sites will evolve to meet America's demand for flexible, clean energy

Constellation

Constellation's Customer Platform Provides Tools to Help Communities, Families and Businesses Meet Their Sustainability and Carbon Reduction Targets

Carbon Footprint

Measures customers' carbon footprint across all locations to develop a plan to lower emissions factors

Carbon-Free Power

Reduce emissions with renewable energy certificates **(RECs)** from solar or wind generation and emission-free energy credits **(EFECs)** from nuclear power

Carbon Reduction

Reduce Greenhouse emissions through Renewable Natural Gas (**RNG**), **Carbon offsets** and Renewable Identification Number (**RINs**)

Renewable On-site

Install **renewable energy generation on-site** to reduce energy costs and carbon emissions

Renewable Projects

Off-site renewable energy and REC products for customers help them meet their clean energy goals

Energy Efficiency

Building automation, lighting improvements, electrification solutions, and water conservation

Disciplined Capital Allocation Strategy Designed to Deliver Value for Our Shareholders


Maintain Strong Investment Grade Credit Metrics
Annual Dividend with Targeted 10% Annual Growth
Delivering Value to Our Shareholders
Organic and Inorganic Growth Consistent with Role as America's Leading Clean Energy Company
Return Excess Cash to Shareholders

Constellation.

Growth Opportunities Can Deliver Value for Our Shareholders

We may pursue growth opportunities that provide additional value building on our core businesses or expanding our competitive advantages

- Opportunistic **carbon-free energy acquisitions**, particularly nuclear plants with supportive policy
- **Create new value from the existing fleet** through repowering, co-location and other opportunities
- **Grow sustainability products and services** for our customers focused on clean energy, efficiency, storage and electrification; help our C&I customers develop and meet sustainability targets
- **Produce clean hydrogen** using our carbon-free fleet
- Engagement with the technology and innovation ecosystem **through continued partnerships** with national labs, universities, startups, and research institutions
- **Explore advanced nuclear technology** for investment and participation via advisory services to maintain our leadership position as stewards of a carbon-free energy future

ESG Principles are Core to Constellation's Strategy


Constellation's ESG Principles
Providing Carbon-Free Energy and Climate Mitigation
C&I Customer Transformation
Innovation and Technology Enablement
Carbon-Free Policy Advocacy
Equity and Community Empowerment
Commitment to Diversity Equity and Inclusion
Strong Corporate Governance and Risk Management

Constellation.

Constellation's Industry Leading Climate Commitment

100%

100% Carbon-free owned generation by **2040**

100%

100% reduction in operational emissions by **2040**[1]

100%

100% of C&I customers provided with specific information about their GHG impact

(1) Any emissions that cannot be technologically reduced by that time will be offset; includes all GHGs except methane which is addressed in separate methane reduction goal

Our Unique Businesses Give Us a Durable, Competitive Advantage

Constellation is the **largest producer of carbon-free electricity** in the United States – **nearly two times more** than the next producer. Our plants provide firm, resilient, reliable, 24/7 power no matter the weather with 18-24 months of fuel on site. **Two-thirds of our output** is compensated for its carbon-free attributes, and we see **bipartisan policy support** for continued operation of these assets, which are essential to addressing the climate crisis. With continued supportive policy, we can **extend the licenses of our plants to 80 years** meaning they can provide reliable energy beyond 2050 while the U.S. rapidly scales up new renewable generation. Given their access to land, transmission and transportation, our plants can **serve as flexible carbon-free generation centers where other clean energy production like hydrogen** and behind the meter solutions for customers can help balance the grid. All of this is possible through **our high-performing**, **specialized workforce** and our **world-class management model** that drives industry leading operational performance.

Our commercial business delivers nearly **1 in 4 MWhs of electricity** to competitive C&I customers in the U.S. – including **3/4 of the Fortune 100**. Our strong, long-standing relationships with our customers average 6 years, putting us in the **best position to meet the growing demand for customer-driven carbon-free energy** and products that allow our customers to meet their own carbon reduction goals.

Constellation

Leading the Clean Energy Transition

Kathleen Barrón

Chief Strategy Officer

Subsidizing Renewables Without Preserving Nuclear Keeps U.S. Running in Place



Million metric tonnes of CO_2
1,600
1,400
1,200
1,000
800
600
400
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
Current Policy
Expanding Renewables with Nuclear Retirements
Expanding Renewables and Preserving Nuclear

Source: Assessment of Potential Electricity Stimulus Options, 2020, Rhodium Group

Constellation.

Experts and Policy Makers Agree; Nuclear is Critical to Decarbonization

For the first time since 1972, the Democratic platform in 2020 supported nuclear power. Democrats support "technology-neutral" approach that includes "all zero-carbon technologies, including hydroelectric power, geothermal, existing and advanced nuclear, and carbon capture and storage." **2020 Democratic Platform**

"Without the nuclear retention incentive, electric power sector emissions would be 23-38% higher, up to 188 million metric tons more in 2031" **Rhodium Group, March 2021**

"If we want to stave off the worst impacts of the climate crisis, then we must ensure the nuclear fleet remains safe and economical, and that we manage it responsibly" **Senator Dick Durbin (D-IL) November 2021**

October 2021 NYSERDA Study: If New York plants are not relicensed to 80 years and the plants retire at the end of the current licenses, New York consumers would pay an additional $10 billion to reach New York's climate goals.

In 2021, 60% of Democrats report support for nuclear energy, compared to 37% in 2018 **EcoAmerica Nov. 2021 poll**

"Without action to provide more support for nuclear power, global efforts to transition to a cleaner energy system will become drastically harder and more costly" **IEA, May 2019**

"As a zero-emissions baseload fuel source, I believe that maintaining our fleet and preventing closures of existing nuclear plants is critical to achieving emission reduction goals and ensuring a reliable grid," **Senator Joe Manchin (D-W.Va.) April 2021**

Decarbonizing energy is a significant undertaking that requires the use of all available low-carbon technologies. Analyses indicated that world's climates objectives will not be met if nuclear technologies are excluded." **UN Economic Commission for Europe August 2021**

"In many areas continuation of the existing nuclear, as long as it's environmentally sound and it's permitted, is going to be absolutely essential" **White House Climate Advisor, Gina McCarthy May 2021**

"Retiring all nuclear plants at the end of their current licenses significantly raises the price of achieving 80% carbon reductions" **E3, October 2020**

"We are not going to be able to achieve our climate goals if nuclear power plants shut down. We have to find ways to keep them operating," **Energy Secretary Jennifer Granholm June 2021**

"We support across the board policies that would give new nuclear plants the opportunity to compete in a marketplace against wind and solar and other forms of decarbonized energy." **Ken Kimmell, President of the Union of Concerned Scientists June 2020**

States are at the Forefront of Decarbonization Efforts



25 states and the District of Columbia have 100% clean electricity targets, deep GHG reduction targets, or both, encompassing **54%** of US electricity customers

- **High GHG reduction target** (economy-wide 75%-100%)
- **Governor commitment** to 100% clean/renewable energy
- **Legislation Enacted** establishing 100% CES/RPS
- Commitment to 100% CES/RPS and to high GHG reduction target, one legislated and one by Governor
- **Legislation for both** 100% CES/RPS and high GHG reduction target

Constellation.

Constellation's Generation is Essential for States to Meet Carbon-Free Energy Goals

Constellation's Contribution to Carbon-Free Electricity by State[1]

New York — 100% carbon-free by 2040[3]

Illinois — 100% carbon-free by 2045[3]

Maryland — 100% carbon-free by 2040[3]

Pennsylvania — 80% emission reduction by 2050[3]

New Jersey — 100% carbon-free by 2050[3]


57%
7%
Ginna
25%
Nine Mile Point
11%
Fitzpatrick
~43%
Quad Cities
14%
Byron
13%
17%
Clinton
8%
13%
Dresden
LaSalle
17%
17%
Braidwood
~86%
Exelon Renewables(2)
13%
3%
84%
Calvert Cliffs
~97%
43%
6%
Exelon Renewables(2)
2%
26%
23%
Peach Bottom
Limerick
~51%
Other Nuclear
38%
5%
58%
Salem
~58%
Key
Other Nuclear
Other Renewables(2)

Note: may not sum due to rounding
(1) Source: 2020 U.S. EIA data. Assumes whole unit output of CENG and other partially-owned generation. New York is adjusted to exclude Indian Point Units 2 and 3 to reflect retirements in April 2020 and 2021, respectively.
(2) Renewables include hydroelectric, solar and wind generation; excludes biomass
(3) Reflects clean energy goals as outlined in the state's existing law or goal established by the state's Governor; Reflects Salem's full output and not ownership share

Constellation

Carbon-Free Programs Support Our Fleet

Jurisdiction	Targets	Support Mechanism	Current Term	Station	Units	Capacity (MW)[(1)]
Illinois	100% Carbon-Free by 2045	CMC	Jun '22 – May '27	Braidwood	2	2,386
				Byron	2	2,347
				Dresden	2	1,845
		ZEC	Jun '17 – May '27	Clinton	1	1,080
				Quad Cities	2	1,403
New York	100% Clean Energy Standard by 2040 Reduced GHG 85% by 2050	ZEC	Apr '17 – Mar '29	Fitzpatrick	1	842
				Ginna	1	576
				Nine Mile Point	2	1676
New Jersey	100% Clean Energy Standard and 80% reduced GHG by 2050	ZEC	Jun '22 – May '25	Salem	2	995
						13,150

Federal	50-52% reduction by 2030	• PTC (proposed) • Executive Order requiring 24/7 carbon-free energy	• Jan '22 – Dec '27 (PTC) • 100% carbon-free by 2030	All	21	20,899

Nearly two-thirds of Constellation's nuclear capacity is supported by state carbon-free programs

(1) Reflects partially-owned units at ownership (Quad Cities is owned at 75% and Salem at 42.59%)

Constellation.

Constellation's Nuclear Fleet Supports Our Communities





Constellation's nuclear plants are economic engines that inject nearly $1.6 billion directly into their state and local economies each year.

- Paid nearly **$207 million** in local property taxes to fund school districts and other community priorities
- Paid nearly **$87 million** in state payroll taxes

Constellation's nuclear plants provide good-paying jobs in the states where we operate, including:

- Employing **10,200** full-time workers including **3,200** with unions
- Employing **9,000** temporary workers annually during refueling and maintenance outages
- Paid nearly **$1.3 billion** in payroll with average plant payroll of **~$107 million**
- Creating thousands of ancillary jobs in other business sectors through payroll spending, purchases and contracting activity

Constellation employees volunteer, lead tours and provide STEM opportunities.

- Contributed more than **$3.7** million to charities that support their communities
- Volunteered nearly **53,000** hours for local non-profit organizations in 2020

The Constellation nuclear workforce is 29% diverse and continues to drive toward more representation.

- Increasing external diverse hiring and promotion rates
- Partnering with local community colleges
- Collaborating with labor on apprentice diversity

Constellation.

Constellation's Strategy is Integrated with ESG

E
Environmental

- Clean Energy Advocacy
- Carbon-Free Energy & Carbon Mitigation
- Customer Transformation
- Technology and Commercialization

S
Social

- Energy Equity
- Equity and Community Empowerment
- Diversity, Equity and Inclusion

G
Governance

- Governance and Ethics

Constellation's Emissions are Already Significantly Below Paris Climate Agreement Levels



Below 2 Degrees
Paris Pledges
2 Degrees
Constellation(1)
t CO2e/MWh
0.700
0.600
0.500
0.400
0.300
0.200
0.100
0.000
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030

Reflects Transition Pathway Initiative data as of January 20, 2021: https://www.transitionpathwayinitiative.org/tpi/sectors/electricity-utilities

(1) 2020 – 2030 reflects projected emission intensity adjusted for publicly announced fossil retirements

Constellation.

Reduced Our Emissions Footprint by 80% Since 2005



Constellation – Scope 1 and Scope 2 Emissions Reductions
Million metric tonnes of CO_2
35
30
25
20
15
10
5
0
-80%
0.95
32.33
22.01
0.95
10.32
0.50
9.06
0.07
6.40
1.22
7.42
0.45
6.97
As-owned 2005(1)
Plants Sold
Adjusted Baseline(2)
Real Reductions(3)
New-Build
Displaced Emissions
Today
Operations
Generation
Generation Reductions

(1) As owned generation excludes PPAs
(2) Adjusted baseline does not include divested plants
(3) Real reductions achieved to date includes retirements and real reductions in emissions

Constellation

Constellation's Climate Commitment

100%

Of our owned generation will be carbon-free by 2040

100%

Reduction of our operations-driven emissions by 2040(1)

100%

Of C&I customers provided with specific information about how to meet GHG reduction goals

✓ Clean Energy Supply:

- **Clean Electricity Supply:** We commit that our owned generation supply will be **100% carbon-free by 2040**; with an interim goal of **95% carbon-free by 2030** subject to policy support and technology advancements.
- **Operational Emissions Reduction Goal:** We aspire to reduce operations driven emissions by 100% by 2040 subject to technology and policy advancement
  - Interim target to reduce carbon emissions by 65% from 2020 levels by 2030 (through 100% 24/7 clean electric use at our owned facilities by 2030 and 100% electrification of our vehicle fleet) and reduce methane emissions 30% from 2020 by 2030.
  - Constellation commits to reducing methane emissions 30% from 2020 by 2030, aligned with the Administration's global methane pledge
- **Supply Chain Engagement:** Partner with our key energy suppliers on their GHG emissions and climate adaptation strategies

✓ Clean Customer Transformation:

- Commit to providing 100% of C&I customers with customer- specific information on their GHG impact for facilities contracting for power and gas supply from Constellation including mitigation opportunities that include 24/7 clean electric use
- Commit to support reductions in customers' gas emissions and a transition to low carbon fuels

✓ Technology Enablement and Commercialization:

- Commit to **enable the future technologies and business models needed to drive the clean energy economy** to improve the health and welfare of communities through **venture investing and R&D**. We will **target 25% of these investments to minority and women led businesses** and will require investment recipients to disclose how they engage in equitable employment and contracting practices, using performance as a factor when considering investments

(1) Any emissions that cannot be technologically reduced by that time will be offset; includes all GHGs except methane which is addressed in separate methane reduction goal

Constellation

Diversity, Equity and Inclusion is a Core Value at Constellation

We center our DE&I strategy around three primary values:

Integrating diversity, equity and inclusion as a **business imperative, core value and moral obligation**

Attracting, retaining and advancing employees who will best serve and represent our customers, partners and communities

Providing a **workplace that ensures mutual respect** and where **each individual has the opportunity to grow** and contribute at their greatest potential

We commit to:

Disclosing our **EEO1 data**

Strengthen diversity recruiting, hiring, retention, development and promotion

Conduct annual analysis through an independent third party on **gender and racial pay equity**

Quarterly CEO review of DE&I dashboard for each business holds leaders accountable for their actions and progress

Maintain, grow, and continue to invest in programs and partnerships to improve pipeline, support recruiting and retention

Continue **workforce development and internship and scholarship programs** and support of **10 employee resource groups** with multiple chapters

Constellation.

Constellation is Committed to Safe Operations and Environmental Performance







Best Safety Records in the Industry

- Nuclear plants have lowest recordable injury rates of any form of electricity
- INPO evaluates plant and industry safety and reliability
  - Continuous improvement over life of fleet with current performance at highest industry levels
- NRC performance oversight
  - All nuclear generating units operated by Constellation are in the highest performance group

Strong Safety Culture

- Multiple levels of oversight to ensure continued safety including Safety Peer Group and executive-level Safety Council
- Comprehensive Safety Management Systems (SMS) and targeted initiatives for high-risk areas
- Regular and rigorous training at each of our 12 operated sites, 3 centralized training facilities, and fire academy
- NRC licenses and INPO Instructor Certification Program

Environmental Performance

- Focus on full compliance with legal requirements utilizing our Environmental Management System (EMS)
- Lowest NO_X, SO_2 and CO_2 among large power producers
- Wildlife Habitat Council Certifications at 16 locations
- 100% of spent nuclear fuel is packaged, numbered, catalogued, tracked and isolated from the environment

Constellation's Board of Directors

Joe Dominguez *CEO*	CEO, Constellation
Robert J. Lawless* *Independent Chair*	Former President, Chair and CEO, McCormick & Company
Laurie Brlas*	Former Executive Vice President & CFO, Newmont Mining
Yves C. de Balmann*	Former Co-Chairman of Bregal Investments LP
Rhonda Ferguson	Executive Vice President and Chief Legal Officer, Allstate
Bradley Halverson	Former CFO and Group President of Caterpillar
Charles Harrington	Current Chairman and former CEO of Parsons
Julie Holzrichter	COO of CME Group
Ashish Khandpur	President of Transportation & Electronics, 3M
Admiral John M. Richardson*	Former Chief of Naval Operations

* Former Exelon Board member

Board Structure



Full Board
Audit & Risk Committee
Corporate Governance Committee
Compensation Committee
Nuclear Oversight

Constellation will build on Exelon's strong corporate governance practices, which includes:

- Board independence, diversity, skills and expertise
- Executive compensation independently reviewed, reflects pay for performance alignment
- Engaged oversight in strategic business planning
- Commitment to diversity, equity and inclusion

90% Independent
40% Diverse
30% Female (3 of 10)
20% Racially Diverse

Constellation.

Outstanding Operational Performance of Carbon-Free Generation Assets

Bryan Hanson

Chief Generation Officer

Constellation is America's Leading Clean Energy Provider

Total Generation Output (GWh)(1)



Natural Gas/Oil/Other
11%
Renewables
3%
86%
Nuclear

Asset Location (GW)(2)



ISO-NE
7%
NYISO
9%
PJM 64%
4%
MISO
5%
Other
11%
ERCOT

Zero-Emission Energy Produced (GWh)(3)



163
99
83
54
46
36
33
31
22
21
CEG
NEE
DUK
D
SO
BKE
FE
PSEG
AEP
XEL

Constellation produces 10% of the nation's carbon-free energy



Exelon Owned Assets(4)
Nuclear
Gas/Other (2)
Hydro
Wind
Solar
Other Renewables

(1) Represents generation as of 12/31/2020. Other primarily includes gas with some oil generation for Asset Type and SPP and CAISO for asset location.
(2) Reflects generation capacity as of 12/31/2021; includes full ownership of CENG entities; excludes solar assets and Albany Green Energy sold in 2021
(3) Reflects 2020 regulated and non-regulated generation. Source: M.J. Bradley & Associates Benchmarking Air Emissions, July 2021: https://www.mjbradley.com/sites/default/files/Presentation of Results 2021.pdf
(4) Does not reflect Grande Prairie Generating Station (Gas/other), located in Alberta, Canada

Constellation.

Best-in-Class Nuclear Operations Resulting in More Carbon-Free Energy

Nuclear Capacity Factor (%) (1,2,3)



Industry Average
94.1%
90.5%
94.6%
90.8%
95.7%
91.7%
95.4%
90.8%
94.3%
2017
2018
2019
2020
2021E

Ranking Among Major Operators (2-Yr) (4)	
2020	1
2019	1
2018	1
2017	1
2016	1

Nuclear Composite Operational Excellence (6)

(Total of Rankings of 14 Indicators)



Industry Average
84.9%
56.3%
78.6%
56.2%
73.0%
55.9%
84.9%
55.8%
91.3%
55.9%
2016
2017
2018
2019
2020

Ranking Among Major Operators (4)	
2020	1
2019	1
2018	2
2017	1
2016	1

Average Nuclear Refueling Outage Days (3,5)



Industry Average
34
23
35
21
36
21
34
22
22
2017
2018
2019
2020
2021

Ranking Among Major Operators (4)	
2020	1
2019	1
2018	1
2017	2
2016	1

Average Cost ($/MWh) (7)



Industry Average
$36
$34
$34
$32
$30
$29
2015
2016
2017
2018
2019
2020

Source: Constellation's internal benchmarking report

(1) Reflects Constellation's ownership share of CENG and other partially-owned units. Includes 100% ownership of CENG following closure of EDF Put on August 6, 2021.

(2) 2021 reflects projected production and capacity factor as of November 30, 2021; 2021 Industry Averages were not available at the time of publication

(3) Excludes Salem. Includes FitzPatrick beginning in April 2017 for Capacity Factor and in 2018 for Refueling Outage Days. Constellation and Industry averages reflect Oyster Creek and TMI partial year operation in 2018 and 2019, respectively.

(4) Major nuclear operator is defined as one entity responsible for the operation of at least two sites and comprising of at least four units

(5) Refueling outage values are not ownership adjusted

(6) Composite Operational Excellence Metric consisting of 14 indicators in Production, Cost, and Safety. Value represents the percentage of the maximum available score by ranking of Major Operators across the 14 indicators.

(7) Total Generating Cost ($/MWh) is Fuel Expense, Capital and Total Operating & Maintenance Cost divided by generation output

Constellation

Nuclear Fuel Hedging Strategy Leads to Cost Stability

Operational Risk Management

- **Hedge well in advance** to secure supply and avoid near-term costs variability
- **Promote supplier diversity and competition** while managing levels of concentrated risk to our partners
- Appropriately size inventory holdings and forward contractual requirements to protect against supply disruptions and price shocks while allowing capital flexibility

Financial Risk Management

- Structure forward contracts to **control price risk**
- Establish metrics to **measure and forecast cost variability**
- **Allow flexibility** to pursue market opportunities and cost optimization
- Negotiate ceiling prices in market-related contracts and caps on references to inflation indexes
- Amortize fuel cost over the time the fuel is in the core

Constellation begins building contract book well in advance of refueling year



100%
80%
60%
40%
20%
0%
15%
30%
51%
68%
100%
100%
100%
U3O8 Contracting
Conversion Contracting
Enrichment Contracting
Fabrication Contracting
Refuel Year -6
Refuel Year -5
Refuel Year -4
Refuel Year -3
Refuel Year -2
Refuel Year -1
Refuel Year

Cost by Fuel Cycle Component



40%
10%
30%
20%
Refuel Year

New Fuel Cost Amortization Schedule



50%
40%
10%
1
2
3
4
5
6
Year in Core

Nuclear fuel is ~20% of operating costs and uranium is 40% of fuel costs

Constellation

Constellation has a History of Improving Operations

Increasing the Average Capacity Factor (%)

Minimizing the Avg. Refueling Outage Duration (Days)

Lowering Forced Loss Rate/Online Reliability Loss Factor (%)

Lower Costs to Operate ($/MWh)[3]

CENG (Integrated 2014)[1]



92.6
94.5
+1.9
Pre-Integration
Post-Integration
34.5
25.9
-8.6
Pre-Integration
Post-Integration
1.73
0.92
-0.81
Pre-Integration
Post-Integration

$2/MWh Improvement

Fitzpatrick (Integrated 2017)[2]



87.1
92.4
+5.3
Pre-Integration
Post-Integration
37.7
24.0
-13.7
Pre-Integration
Post-Integration
4.18
1.63
-2.55
Pre-Integration
Post-Integration

$3/MWh Improvement

(1) Pre-Integration statistics reflect years 2007 – 2013 and Post-Integration reflect years 2014 – 2020; certain years selected for capacity factor and refueling outages for comparison purposes
(2) Pre-integration statistics reflect years 2012 – 2016 and Post-Integration reflect years 2017 – 2020; certain years selected for capacity factor and refueling outages for comparison purposes
(3) Total Generating Cost ($/MWh) is Fuel Expense, Capital and Total Operating & Maintenance Cost divided by generation output. The numbers represented are what was submitted to the Electric Utility Cost Group (EUCG) as part of an annual reporting process for member utilities.

Constellation

Best-in-Class Operations Provide Substantial Environmental and Economic Benefits

4% Capacity Factor Above Industry Average[(1)]

X

Constellation Capacity (21 GW)[(2)]

...**over 7.3 million MWh additional carbon-free** energy generated

...almost **5.2 million mtCO_2 avoided,** which is equivalent to removing **1.1 million cars** off the road[(3)]

...the equivalent of **2.4 GW of wind**

...the equivalent of **3.5 GW of solar panels**

... **Over $275M in additional carbon-free energy** generated[(4)]

...**$435M in savings** related to the cost to purchase the same amount of carbon-free energy from renewables[(4,5)]

(1) Industry average represents major operators excluding Exelon
(2) Assumes total output generated from plants and not ownership
(3) Measured using the EPA Greenhouse Gas Emissions calculator https://www.epa.gov/energy/greenhouse-gas-equivalencies-calculator
(4) Measured using NY Zone A reference price of $37.83/MWh as of November 30, 2021
(5) Savings include additional $22/MWh REC price from most recent NYSERDA procurements https://www.nyserda.ny.gov/All-Programs/Clean-Energy-Standard/LSE-Obligations/2021-Compliance-Year

Constellation

Committed to Reaching Carbon-Free Energy Goals by Seeking to Extend Licenses of our Nuclear Fleet

License Extensions

- Constellation plans to file applications to extend the licenses of our nuclear fleet to 80 years assuming policy support
- The NRC approved the extension of Peach Bottom in March 2020, becoming the 2nd nuclear reactor to receive approval to operate 80 years
- The process took approximately four years, from announcement in 2016, to application submission in 2018, to approval in 2020

Anticipated Project Start Dates

2022
Clinton (60 years)
Nine Mile Point 1 & 2

2023
Dresden 2 & 3
Ginna

2026
Fitzpatrick
Calvert Cliffs 1 & 2

2027
Quad Cities 1 & 2(1)

2030
LaSalle 1 & 2
Limerick 1 & 2

2034
Byron 1 & 2
Braidwood 1 & 2
Clinton (80 Years)

Nuclear Uprate Opportunities

- Constellation will seek approval from the NRC to improve upon our best-in-class operations and increase the carbon-free output from our nuclear fleet
- Over the next 5 years, Constellation has an opportunity to add over 200 MW in capacity through measurement uncertainty recapture (MUR) power uprates and turbine upgrades



(1) Requires request and approval for exemption to submit Unit 2 together with Unit 1

Clean Hydrogen will enable decarbonization of hard to decarbonize sectors


Clean Hydrogen
Production

Transportation
- Aviation
- Long Distance Trucks and Buses
- Heavy Duty Machinery/Vehicles/Trucks

Industrial Sector
- Steel
- Refineries
- Chemicals (Ammonia & Methanol production)

Power generation
- Storage

Constellation

Nine Mile Point Hydrogen Pilot

- Constellation has been awarded a DOE grant in partnership with Nel Hydrogen and 3 national laboratories to demonstrate an integrated hydrogen production strategy
- Nine Mile Point was selected as the site to install a Proton Exchange Membrane (PEM) electrolyzer
- Budget Period 1 concluded in August 2021




Electrolysis is the process of splitting the water molecule into hydrogen and oxygen using electricity.
The inputs to this process are simply feed water and the current supplied to the electrolyser.
Oxygen to Atmosphere
Voltage Supply
Transformer Rectifier
Electrolyser
O$_2$/Water Separator
O$_2$
H$_2$/Water Separator
H$_2$
Dryer
H$_2$ Storage
To Process
Feed Water
Hydrogen
Oxygen
Water

Budget Period 1:

Complete 30% Design

Demonstrate dynamics operation

Budget Period 2:

Finish 100% design, install, operate at steady state

Demonstrate dynamic operation, simulate scaleup

Year 1 (April 2020 – March 2021)
- Site selection and 30% engineering design
- Engineering specification for electrolyzer
- Environmental review
- Regulatory review
- Installation cost estimate and plan

Year 2 (April 2021 – March 2022)
- 100% engineering design
- Complete manufacture, test of electrolyzer

Year 3 (April 2022 – March 2023)
- Start of steady state operation of electrolyzer
- Simulation of scale-up electrolyzer operation
- Demonstration of dynamic operation on site

Constellation

Strong Performance from our Renewables and Power Fleet

12 GW Capacity

...operating in 17 states and Canada

27 million MWh

...from 3 GW renewables, 8 GW gas units, 1 GW oil

8 million MWh

...of carbon-free energy produced from 3 GW hydro, wind and solar

LNG Terminal

...with 3 BCF storage and 1 BCF/day vaporization capacity



Power Dispatch Match(1)
Wind & Solar Energy Capture(2,3)
97.2%
95.6%
98.8%
95.8%
98.1%
96.1%
97.9%
96.3%
98.4%
93.4%
2016
2017
2018
2019
2020









(1) Power Dispatch Match is used to measure the responsiveness of a unit to the market, expressed as the actual energy gross margin relative to the total desired energy gross margin. Desired energy gross margin is measured by revenues less fuel costs and variable O&M when unit is dispatched by Constellation or the RTO.
(2) Wind Energy Capture represents the actual energy produced by Wind Turbine Generators (WTGs) of a wind farm in the year, divided by the on-site measured total wind energy available
(3) Solar Energy Capture represents the actual energy produced by the sum of the Generating System Modules of a solar plant or group of solar plants, divided by the total expected energy to be produced by the sum of the same Generating System Modules

Constellation

Up to 500 MWs of Wind Assets Available for Repowering

- Enabled repowering/refurbishment of up to ~500 MWs under the current IRS guidelines for 60% PTC
- IRR range between 10%-25% assuming 60% PTC
- First repowering expected to start in 2022



Advantages of Repowering	
Promotes the growth of Renewable platform	✓
Contributes toward federal and state sustainability goals	✓
Restarts the 10-year PTC clock	✓
Extends useful life of assets	✓
Adds MWhrs to grid	✓
Leverages existing assets, reducing development risk and construction costs	✓
Provides potential for longer term PPAs with counterparties	✓
Significant upside under Build Back Better Plan	✓
Attractive returns with CapEx costs at or below new build	✓
Allows for a large % of cash flows to come from contracted sources (PTC, PPA)	✓

Constellation.

Constellation's Texas Gas Plants have Significantly Lower Emissions than other ERCOT Plants



- **CO_2 emission rate was 23% lower** than the ERCOT average[1,2]
- **1.348 million metric tonnes of CO_2 were avoided, or the equivalent of taking over 293,000 cars[3] off the road** compared to the ERCOT grid average emission rate
- **1,870 fewer tons of NOx, 18,181 fewer tons of Particulate Matter (PM), and 2,612 tons fewer tons of SO_2** were emitted than the ERCOT grid average emission rate
- Constellation 's five-year behind-the-meter power supply transaction with Compute North to co-locate its data center at one of our Texas plants provides additional margin while enhancing grid reliability by **providing curtailable load to ERCOT** without requiring new gas fired peakers to be built

(1) Based on 2020 Constellation average emission rate of 809 lb/MW compared to ERCOT average of 1,056 lb/MW
(2) ERCOT 2020 Average Emission Rates are based on the following generation fuel mix: 46.7% Natural Gas, 25.0% Renewable Energy, 17.9% Coal and Lignite, 10.1% Nuclear, and 0.4% Other
(3) Measured using the EPA Greenhouse Gas Emissions calculator https://www.epa.gov/energy/greenhouse-gas-equivalencies-calculator

Constellation.

Staying at the Forefront of Technology

Rolls Royce Agreement

- Constellation invested in Rolls Royce SMR Ltd alongside the UK Government, Rolls Royce, BNF Capital and Qatar Investment Authority to build and operate small modular reactors in the UK and internationally
- Each SMR would provide **470 MW of carbon-free electricity**
- Constellation will serve as **a lead nuclear adviser** during pre-operation period and then become the **SMR operator in the UK**
- As of November 2021, the UK Government has committed £210M ($285M) to Rolls Royce to support advancement of phase 2, which includes further design development



Net Power, LLC

- NET Power, LLC is a strategic venture between Constellation, 8 Rivers, McDermott, and Occidental Petroleum; **Constellation owns ~31%**
- The new technology uses a semi-closed loop cycle that inherently captures all CO_2 and uses it as working fluid; **~97% of CO_2 is recycled with the remaining ~3% of CO_2 pipeline-ready**
- In November 2021, NET Power's demonstration plant in La Porte, TX was synchronized to the grid, marking the final step in proving this new innovative technology



Constellation

Constellation

Catalyzing Customer Access to Carbon-Free Products

Jim McHugh

Chief Commercial Officer

Our Commercial Business: Who & What We Serve

Power
215 TWh
Load served across Wholesale, C&I and mass markets

Natural Gas
1.6 Tcf
Load served across C&I residential, Wholesale, LDC, and municipal customers

Renewable Supply
14 TWh/yr
Contracted or owned capacity used to serve customers

Energy Efficiency
270k Metric Tons
Annual CO^2 reduction

	Wholesale	C&I	Mass Markets
Our Customers	Power Cooperative; Municipal Power Authorities; Utilities; Financial Institutions	Large Commercial; Industrial; Public Sector; Small & Medium Commercial	Residential; Community Choice Aggregation; Government Aggregation; Small Business
Our Competencies	• Expertise in sourcing contracted generation to provide customized products • Highly tailored products and solutions • Commodity and risk management and hedging	• Strong direct customer and broker relationships • High customer retention rates • Industry-leading association relationships • Scalable platform • Bundled energy solution	• Broad suite of solutions to address supply and demand side needs • Strong energy and services operating platform • Proven partnership model

*2020 Data

Constellation

Leading Customer Operational Metrics Result in Consistent and Repeatable Load

Leading Customer Operational Metrics



Power New Customer Win Rate
Natural Gas Customer Retention Rate
Power Customer Renewal Rate
28%
77%
91%
24%
74%
90%
30%
78%
92%
36%
79%
91%
29%
79%
91%
2016
2017
2018
2019
2020

Consistent Load[1]



Wholesale
Retail
200
60
140
210
55
155
210
60
150
210
60
150
215
60
155
2016
2017
2018
2019
2020

(1) Reflects retail load and wholesale load auction volumes as of December 31, 2020. Does not equate to annualized retail load volumes under contract as reported in DNV GL Market Share Landscape.

Constellation

Constellation is a Leading Provider of Retail Electricity



Constellation
C&I
Residential
Retail Electric Load Served (TWh)(1)
161
NRG Energy
152
Constellation
91
Vistra Energy
56
Calpine Energy Solutions
56
EDF Energy Services
55
ENGIE
31
Gexa Energy
25
Shell Energy N.A.
25
AEP Energy
21
Energy Harbor
C&I Market Share(1)
23%
Constellation
18%
NRG Energy
9%
EDF Energy Services
9%
ENGIE
9%
Calpine Energy Solutions
7%
Vistra Energy
4%
Shell Energy N.A.
3%
Gexa Energy
3%
AEP Energy
2%
WGL Energy Services
Residential Market Share(1)
26%
NRG Energy
21%
Vistra Energy
11%
Constellation
8%
Gexa Energy
8%
IGS Energy
5%
Just Energy
4%
Energy Harbor
2%
AEP Energy
2%
Genie Retail Energy
2%
Calpine Energy Solutions

(1) Source: DNV GL Retail Landscape May 2021. Numbers reflect annualized Non-Residential customer load under contract.

Constellation

Our C&I Concentration is a Core Strength

Financial Stability

- Predictable load and stable unit margins
- Repeatable business with high retention and win rates
- Insulation from weather-driven volatility
- Better aligned to baseload fleet
- Maximized cash flows from high customer satisfaction and win and renewal rates

Scalable Platform

- Broad suite of energy, sustainability, and analytics solutions for customers
- Lower customer acquisition and services costs allows for scalability
- Curtailable load enables grid stability

Strong Foundation for Growth

- Best positioned to sell sustainability and carbon-free products due to our strong customer relationships

Constellation

Constellation Provides an Integrated Value Proposition for our C&I Customers



Develop customized **Power and Natural Gas Supply** solutions for our customers

Deploy and manage **On-Site Generation**

Add **Energy Efficiency** Upgrades

Leverage **Market Expertise, Monitoring** and **Reporting**

Integrate **Carbon-free options (Renewables, RECs, EFECs, Bio-Gas, carbon offsets)** into a customer's supply

Commodity Risk Management + **Manage Consumption & Overall Spend** + **Support Customer Goals including** *sustainability goals and budgetary needs* = **Compounded benefits that deliver real business value**

Constellation

Businesses are Demanding Carbon-Free Energy Products and Solutions

60% of the Fortune 500 have set a target related to GHG emission reduction, a 12% increase since 2017, according to World Wildlife Fund

JP Morgan created a methodology called Carbon Compass[SM] which establishes Paris-aligned targets to reduce carbon intensity in Oil & Gas, Electric Power and Auto Manufacturing portfolios by 2030

"A Fifth of World's Largest Companies Committed to Net Zero Target"
– Forbes

Bloomberg targets to become the first one-stop-shop for sustainability data

The State Department's Clean Energy Demand Initiative (CEDI) is "bringing corporations and countries together in pursuit of their climate and energy goals"

Over **200 Companies** have signed The Climate Pledge to reach the terms of the Paris Agreement 10 years early

"Given how central the energy transition will be to every company's growth prospects, we are asking companies to disclose a plan for how their business model will be compatible with a net zero economy."
– Larry Fink,
CEO Blackrock

Clean Energy Buyers Alliance, which is comprised of nearly 300 members, has committed to achieving a 90% carbon-free U.S. electricity system by 2030

The Ceres Ambition 2030 initiative is working to decarbonize six of the highest-emitting sectors

Constellation

Constellation Provides Industry-Leading Sustainability Solutions

Constellation provides solutions for our customers to:

Support investment and supply of carbon-free energy
Simplify complex energy solutions
Manage customer price risk



Firm Carbon-Free Energy
Annual RECs Matching
Efficiency Solutions
Renewables
The Future
Total Carbon Accounting
Hourly-Matched Carbon-Free Energy

Constellation has developed a broad suite of zero-carbon solutions for customers and continues to innovate through use of digital tools and analytics.

Constellation

Driving the Customer and Grid Transition to Carbon Free with an Hourly-Matched Product

Carbon-Free Generation

Identify base load, dispatchable, and non-dispatchable assets

Customer Load

Leverage real-time meter data to balance hour-by-hour grid and usage to available carbon-free sources

Carbon Emissions

Understand and manage to marginal emissions factors

24/7

Auditable

Hourly digital certificates verify customer load matching

Reporting

Real-time reporting of customer emissions footprint

Flexible

Ultimate customer flexibility is provided with the ability to implement efficiency projects/upgrades, and choice of energy technology

Constellation is developing an hourly-matched carbon-free energy solution that is optimized around customer decarbonization goals and affordability

Constellation is Committed to Enabling Technology Development to Drive Value

Constellation's culture of innovation is advancing the energy transition by enabling new technology, forging strategic partnerships, investments and acquisitions to bring the next innovative product to our customers

Target Institutions	Government/ Industry Associations	National Labs	Universities	Venture Capital	Private Equity	Companies
Knowledge Transfer	Science and Basic/ Applied R&D	Science and Basic/ Applied R&D	Applied R&D, Early-Stage Venture Capital	Business model, product de-risking, go-to market strategy	Pricing marketing, consumer adoption	Commercialized at scale, business model, market share and growth

Development → **Customer Deployment**

Partnership R&D	Venture Investing	M&A

Constellation

Creating Value for Shareholders

Dan Eggers

Chief Financial Officer

De-risking Generation Platform through Hedging and Contracted Revenue


% TWh
2016
2017
2018
2019
2020
2021
2022
2023
2024
State or Federal Credits(1)
No Program or Credits


93%
75%
52%
2022
2023
2024
% Generation Hedged including CMC(2)

Our generation supported by state programs will increase to 56% of total output by 2023…

Such that the IL CMC program plus our ratable hedging program on the remaining fleet increases overall generation hedge levels, ultimately providing significant visibility to gross margins over the next 3 years

Gross margin visibility is supported by the IL CMC program, ZEC and capacity revenues, our strong customer supply business, and the ratable hedging program for non-contracted generation

(1) Includes IL, NY, and NJ ZEC programs, IL CMC program, and PTCs for renewables
(2) Hedged percentages as of November 30, 2021
(3) Includes capacity revenues; 23/24 & 24/25 PJM capacity results are based on internal assumptions given PJM has not run the auctions to date

Constellation

Gross Margin* Update

Gross Margin Category ($M)[1]	November 30, 2021	
	2022	2023
Open Gross Margin* (including South, West, New England, Canada hedged gross margin)[2]	$6,200	$4,450
Contracted Revenues (Capacity, ZEC and IL CMC Plant Revenues)[3]	$2,450	$2,850
Mark-to-Market of Hedges[4]	$(2,150)	$(600)
Power New Business / To Go	$450	$500
Non-Power Margins Executed	$150	$100
Non-Power New Business / To Go	$250	$350
Total Gross Margin*[5]	**$7,350**	**$7,650**

(1) Gross margin* categories rounded to nearest $50M
(2) Includes gross margin for CMC plants through May 31, 2022
(3) Includes gross margin and CMC payments for CMC plants starting June 1, 2022. NY ZEC revenues reflect the expected NY ZEC payment as of current market forwards. Should market forwards exceed the ZEC reference index in New York, ZEC payments may decline.
(4) Mark-to-Market of Hedges assumes mid-point of hedge percentages
(5) Based on November 30, 2021 market conditions

Constellation.

Cost Management Outpacing Inflation



($ in millions)
5,000
4,500
0
-1.5%
$4,975
$4,775
$4,400
$4,450
$225
$4,225
$4,375
$225
$4,150
$4,375
$4,475
$4,475
2017
2018
2019
2020
2021E(1)
2022E(4)
2023E(4)
2024E(4)
Q4 2019 Disclosures(2)
Adjusted O&M*(3)

Focus on Efficiencies and Cost Management

- Constellation has a proven track record of effective cost management
- Projected to save over $1.4B in inflation-adjusted costs by 2024[5]

Constellation's focus on efficiencies and cost reduction, while ensuring safety and operational excellence, will support free cash flow generation

Note: All amounts rounded to the nearest $25M and may not sum due to rounding
(1) 2021 adjusted O&M* is estimated based on November 30, 2021 forecasts. Actual results may vary.
(2) Represents the additional adjusted O&M* disclosed in Q4 2019 Earnings call under normal conditions. 2020 and 2021 O&M spend is lower due to savings achieved to offset impacts of Covid-19 and Texas Weather Event, respectively.
(3) 2017-2021 include adjustments for purposes of comparing to forward-looking measures. Adjustments include reflecting CENG at 100% ownership, ARO accretion expense of unregulated units, and reclass of pension and OPEB non-service costs from O&M in accordance with SEC reporting guidelines that will apply to Constellation post-separation.
(4) Post-separation Constellation will apply single-employer pension accounting, which requires non-service costs to be reclassed out from O&M to Other, Net for SEC reporting purposes. Constellation's non-service costs are anticipated to be in a credit position of $100M, $150M, and $175M in 2022, 2023, and 2024, respectively. Impact is P&L neutral.
(5) Calculated using 2017 actuals and adjusting for annual inflation through 2024 (Source: Federal Reserve Bank of Minneapolis); 2022-2024 assumes inflation rate of 2.5%

Constellation

Carbon-Free Capital Investment Plans



($ in millions)
$2,250
$325
$900
$1,025
2017
$2,150
$300
$900
$950
2018
$1,800
$75
$875
$850
2019
$1,800
$175
$100
$875
$650
2020
$1,675
$325
$675
$675
2021E
$1,750
$125
$225
$25
$675
$700
2022E
$1,550
$75
$25
$50
$725
$675
2023E
$1,300
$650
$650
2024E
Baseline
Nuclear Fuel
Committed Growth
Deferred Spend (1)
Separation & One-Time System Spend
Q4 2019 Disclosure(2)

~90% of Capital will be Invested in Carbon-Free Over the Next 3 Years[3]

(1) Represents capital expenditures that were deferred due to Covid-19, ERCOT, and Byron and Dresden announcements
(2) Represents the additional capital included in the plan as of Q4 2019 Earnings call, which was prior to announcement of Byron and Dresden retirements
(3) Reflects spends related to nuclear and renewable assets

Constellation.

Disciplined Capital Allocation Strategy Designed to Deliver Value for Our Shareholders


Maintain Strong Investment Grade Credit Metrics
Annual Dividend with Targeted 10% Annual Growth
Delivering Value to Our Shareholders
Organic and Inorganic Growth Consistent with Role as America's Leading Clean Energy Company
Return Excess Cash to Shareholders

Maintaining Strong Investment Grade Credit Ratings is a Top Financial Priority

S&P FFO/Debt (%)*(1)


50%
40%
30%
20%
10%
0%
45%
Downgrade Threshold
2022E

Moody's CFO Pre-WC/Debt (%)*(2)


40%
30%
20%
10%
0%
35%
Downgrade Threshold(2)
2022E

Debt/Adjusted EBITDA Ratio*(3)


4.0
3.0
2.0
1.0
0.0
2.0x
1.5x
2022E
Book
Excluding Non-Recourse

Constellation Credit Ratings

	S&P	Moody's
Issuer Rating	BBB-	Baa2
Short-Term Rating	A-3	P-2

(1) S&P and Moody's anticipated downgrade thresholds post-separation based on their latest published reports for Exelon Generation
(2) Moody's metrics and thresholds account for nuclear fuel as a cash expense
(3) Reflects net book debt (YE debt less cash on hand) / adjusted EBITDA*

Constellation

Returning Value to Our Shareholders Through an Annual Dividend[1]



($ million)
$180
+10%
2022
2023E
2024E

(1) Dividend is subject to approval by Constellation's Board of Directors

Growth Opportunities Can Deliver Value for Our Shareholders

We may pursue growth opportunities that provide additional value building on our core businesses or expanding our competitive advantages

- Opportunistic **carbon-free energy acquisitions**, particularly nuclear plants with supportive policy
- **Create new value from the existing fleet** through repowering, co-location and other opportunities
- **Grow sustainability products and services** for our customers focused on clean energy, efficiency, storage and electrification; help our C&I customers develop and meet sustainability targets
- **Produce clean hydrogen** using our carbon-free fleet
- Engagement with the technology and innovation ecosystem **through continued partnerships** with national labs, universities, startups, and research institutions
- **Explore advanced nuclear technology** for investment and participation via advisory services to maintain our leadership position as stewards of a carbon-free energy future

Available Cash Flow Outlook


($ in billions)
$4.6 - $5.0
Opening Balance Sheet Adjustment
$1.8
FCFbg*
$2.8 - $3.2
($1.8) – ($2.2)
($0.4)
($0.4)
($0.1)
($1.8) – ($2.2)
2022 - 2023 Available Cash(1)
Debt Reduction(2)
Dividend
Separation O&M / CapEx(3)
Identified Growth
Unidentified Growth / Return of Capital

(1) Available Cash is a midpoint of a range based on November 30, 2021 market prices
(2) Debt Reduction includes collateral activity
(3) Separation O&M / CapEx includes costs and investments related to separation and multi-year implementation of Enterprise Resource Program (ERP) system

Constellation

Initiating 2022 Guidance

2022

Adjusted EBITDA*

$2,350M - $2,750M

Constellation

Closing

Joe Dominguez

Chief Executive Officer

Constellation: America's Leading Clean Energy Company

Committed to a Carbon-Free Future	• Cleanest generation fleet in the country providing 10% of carbon-free power in the U.S. • Enabling customers to meet their environmental and sustainability goals by providing innovative products aimed at carbon-free solutions • Strong advocate for policy supporting carbon-free goals, at both the state and national level, and well-positioned to support these goals
World Class Operations	• Industry-leading nuclear capacity factor of ~94% or higher since 2013; ~4% better than industry average each year • 2020 average refueling outage duration of 22 days; 11 days better than the industry average • High customer satisfaction, resulting in strong customer renewal and retention rates that support leading 23% market share with C&I customers

Industry-Leading Customer Business	• One of the largest customer-facing platforms in the U.S., serving ~215 TWhs(1) of load, including ~155 TWhs of primarily C&I retail and ~60 TWhs of wholesale volumes
	• High customer satisfaction levels resulting in business stability:
	  - 77% average retail power renewal rate since 2016
	  - Since 2016, average customer duration of more than 6 years

Strong Value Proposition	• Committed to investment grade credit ratings • Record of cost management, with more than $1.1B of cost reductions since 2015 • Projected to save over $1.4B in inflation-adjusted costs by 2024 • Prioritizing capital allocation to support balance sheet, return of value to shareholders including annual dividend of $180M growing at 10%, and investments that optimize our core businesses(2) • Well-defined risk mitigation strategies including state support programs, capacity markets, and ratable hedging program
Committed to ESG Principles	• Leader in carbon-free energy, reduced emissions by 80% since 2005, which has led to a generating fleet that is 90% carbon-free and will grow to 100% carbon-free by 2040 • Diversity, equity and inclusion is a business imperative, core value and moral obligation • Partner with, and support, the communities in which we operate through philanthropy, racial and social justice initiatives, and workforce development programs • Maintain the highest standards of corporate governance to help us achieve our performance goals and maintain the trust and confidence of our shareholders, employees, customers, regulators, and other stakeholders

(1) Reflects retail load and wholesale load volumes as of December 31, 2020
(2) Dividend and other return of capital is subject to approval by Constellation's Board of Directors

Constellation.

Appendix

Constellation's Strategy is Integrated with ESG

Clean Energy Advocacy

- **Policy Advocacy** - We work with policymakers to find solutions that drive decarbonization and provide value to customers

Carbon-Free Energy & Climate Mitigation

- **Carbon-Free, Safe, and Reliable Energy** - Retaining essential best-in-class carbon-free, firm, 24/7 assets and growing the supply of clean power, fuels and energy carriers including hydrogen are essential to fighting the climate crisis
- **Climate Change Mitigation, Adaptation** – Recognizing supply can be impacted by climate change, our business also needs to adapt, build resiliency and support longevity
- **Supply Chain and Fuel Cycle** - Building a sustainable supply chain that delivers energy as well as quality products and services, and responsibly manages waste

Customer Transformation

- **Clean Customer Transformation** – Customers, including businesses and cities, are transforming to become more sustainable from energy supply to management. We supply clean power when they need it 24 hours a day and provide transformative solutions to integrate clean fuels. We will continue to innovate to meet customer needs.

Technology and Commercialization

- **Innovation and Technology Enablement** - Partnership with our customers, suppliers, universities, governments, national labs and startups are essential to enable a clean energy future. We support technology advancement through development, partnerships and commercialization pathways.

Energy Equity

- **Equity and Community Empowerment** - We are committed to building a future in which all our customers, employees, business partners, and communities benefit equitably from social, environmental and economic progress
- **Diversity, Equity and Inclusion** - Our commitment to diversity, equity and inclusion is an advantage in the fight against climate change, including a commitment to attract, retain, and develop a diverse, equitable workforce, promote an inclusive culture and extend diversity and inclusiveness throughout our value chain

Governance and Ethics

- **Governance and Ethics** - Strong corporate governance and risk management is critical to maximize operational results, ensure compliance

Long-Term Debt Maturity Profile



1,023
900
900
350
788
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043
2044
2045
2046
2047
2048
2049
2050

LT Debt Balances[2]	
Recourse[3]	$4.3B
Non-Recourse	$1.8B
Consolidated	**$6.1B**

Constellation's weighted average LTD maturity is approximately 10 years[1]

(1) Maturity profile excludes non-recourse debt, securitized debt, capital leases, fair value adjustments, unamortized debt issuance costs and unamortized discount/premium
(2) Long-term debt balances reflect Q3 2021 10-Q GAAP financials, which include items listed in footnote 1
(3) Includes $258M intercompany loan from ExGen to Corporate (Legacy CEG notes maturing April 1, 2032), which will be settled upon close

Constellation

Nuclear Fleet Overview

Plant Location	Type/Containment	License Extension Status	License Expiration[1]	Capacity (MW)[2]	Policy Support (Term)	Ownership	Spent Fuel Storage	2-Year Capacity Factor[3]
Braidwood, IL (Units 1 and 2)	Pressurized Water Reactor Concrete/Steel Lined	Renewed	Unit 1: 2046 Unit 2: 2047	2,386	CMC Jun '22 – May '27	Constellation: 100%	Dry Cask	Unit 1: 96.8% Unit 2: 97.3%
Byron, IL (Units 1 and 2)	Pressurized Water Reactor Concrete/Steel Lined	Renewed	Unit 1: 2044 Unit 2: 2046	2,347	CMC Jun '22 – May '27	Constellation: 100%	Dry Cask	Unit 1: 97.4% Unit 2: 95.2%
Calvert Cliffs, MD (Units 1and 2)	Pressurized Water Reactor Concrete/Steel Lined	Renewed	Unit 1: 2034 Unit 2: 2036	1,790	N/A	Constellation: 100%	Dry Cask	Unit 1: 96.0% Unit 2: 95.8%
Clinton, IL (Unit 1)	Boiling Water Reactor Concrete/Steel Lined/Mark III	2027[4]	Unit 1: 2027[5]	1,080	ZEC Jun '17 – May '27	Constellation: 100%	Dry Cask	Unit 1: 95.0%
Dresden, IL (Units 2 and 3)	Boiling Water Reactor Steel Vessel/Mark I	Renewed	Unit 2: 2029 Unit 3: 2031	1,845	CMC Jun '22 – May '27	Constellation: 100%	Dry Cask	Unit 2: 93.0% Unit 3: 95.8%
FitzPatrick (Unit 1)	Boiling Water Reactor Steel Vessel/Mark I	Renewed	Unit 1: 2034	842	ZEC Apr '17 – Mar '29	Constellation: 100%	Dry Cask	Unit 1: 94.4%
LaSalle, IL (Units 1 and 2)	Boiling Water Reactor Concrete/Steel Lined/Mark II	Renewed	Unit 1: 2042 Unit 2: 2043	2,320	N/A	Constellation: 100%	Dry Cask	Unit 1: 96.0% Unit 2: 96.3%
Limerick, PA (Units 1 and 2)	Boiling Water Reactor Concrete/Steel Lined/Mark II	Renewed	Unit 1: 2044 Unit 2: 2049	2,317	N/A	Constellation: 100%	Dry Cask	Unit 1: 94.6% Unit 2: 95.8%
Nine Mile Point, NY (Units 1 and 2)	Boiling Water Reactor Steel Vessel /Mark I Concrete/Steel Vessel/Mark II	Renewed	Unit 1: 2029 Unit 2: 2046	1,676	ZEC Apr '17 – Mar '29	Unit 1: Constellation 100% Unit 2: Constellation: 82%, 18% LIPA	Dry Cask	Unit 1: 92.4% Unit 2: 94.4%
Peach Bottom, PA (Units 2 and 3)	Boiling Water Reactor Steel Vessel/Mark I	Renewed	Unit 2: 2053 Unit 3: 2054	1,323	N/A	Constellation: 50% PSEG: 50%	Dry Cask	Unit 2: 93.7% Unit 3: 96.2%
Quad Cities, IL (Units 1 and 2)	Boiling Water Reactor Steel Vessel/Mark I	Renewed	Unit 1: 2032 Unit 2: 2032	1,403	ZEC Jun '17 – May '27	Constellation: 75% Mid-American Holdings: 25%	Dry Cask	Unit 1: 94.6% Unit 2: 95.5%
R.E. Ginna, NY (Unit 1)	Pressurized Water Reactor Concrete/Steel Lined	Renewed	Unit 1: 2029	576	ZEC Apr '17 – Mar '29	Constellation: 100%	Dry Cask	Unit 1: 92.2%
Salem, NJ (Units 1 and 2)	Pressurized Water Reactor Concrete/Steel Lined	Renewed	Unit 1: 2036 Unit 2: 2040	995	ZEC Jun '22 – May '25	Constellation: 42.59% PSEG: 57.41%	Dry Cask	Unit 1: 72.6% Unit 2: 93.0%

(1) Operating license renewal process takes approximately 4-5 years from commencement until completion of NRC review
(2) Net generation capacity is stated at estimated proportionate ownership share as of November 30, 2021. Figures will be confirmed in 2021 10-K filing.
(3) 2-Year capacity factor based on 2019-2020
(4) Although timing has been delayed, Constellation currently plans to seek license renewal for Clinton and has notified the NRC that any license renewal application would not be filed until the first quarter of 2024
(5) In 2019, the NRC approved a change of the operating license expiration for Clinton from 2026 to 2027

Constellation.

Renewables Fleet (Wind)

Asset Name	ISO	Location	No. of Units	Primary Fuel Type	Primary Dispatch Type	Net Generation Capacity (MW)(1)	Ownership Interest (%)(2)
Michigan Wind 2	MISO	Sanilac Co., MI	50	Wind	Intermittent	46	51
Beebe	MISO	Gratiot Co., MI	34	Wind	Intermittent	42	51
Michigan Wind 1	MISO	Huron Co., MI	46	Wind	Intermittent	35	51
Harvest 2	MISO	Huron Co., MI	33	Wind	Intermittent	30	51
Harvest	MISO	Huron Co., MI	32	Wind	Intermittent	27	51
Beebe 1B	MISO	Gratiot Co., MI	21	Wind	Intermittent	26	51
Blue Breezes	MISO	Faribault Co., MN	2	Wind	Intermittent	3	
CP Windfarm	MISO	Faribault Co., MN	2	Wind	Intermittent	2	51
Whitetail	ERCOT	Webb County, TX	57	Wind	Intermittent	47	51
Sendero	ERCOT	Jim Hogg and Zapata County, TX	39	Wind	Intermittent	40	51
Criterion	PJM	Oakland, MD	28	Wind	Intermittent	36	51
Fair Wind	PJM	Garrett County, MD	12	Wind	Intermittent	30	
Fourmile Ridge	PJM	Garrett County, MD	16	Wind	Intermittent	20	51
Bluestem	SPP	Beaver County, OK	60	Wind	Intermittent	101	51
Shooting Star	SPP	Kiowa County, KS	65	Wind	Intermittent	53	51
Bluegrass Ridge	SERC	King City, MO	27	Wind	Intermittent	29	51
Conception	SERC	Barnard, MO	24	Wind	Intermittent	26	51
Cow Branch	SERC	Rock Port, MO	24	Wind	Intermittent	26	51
Mountain Home	Northwest	Glenns Ferry, ID	20	Wind	Intermittent	21	51
High Mesa	Northwest	Elmore Co., ID	19	Wind	Intermittent	20	51
Echo 1	Northwest	Echo, OR	21	Wind	Intermittent	17	50.49
Cassia	Northwest	Buhl, ID	14	Wind	Intermittent	15	51
Wildcat	Southwest	Lovington, NM	13	Wind	Intermittent	14	51
Echo 2	Northwest	Echo, OR	10	Wind	Intermittent	10	51
Tuana Springs	Northwest	Hagerman, ID	8	Wind	Intermittent	9	51
Greensburg	SPP	Greensburg, KS	10	Wind	Intermittent	6	51
Echo 3	Northwest	Echo, OR	6	Wind	Intermittent	5	50.49
Three Mile Canyon	Northwest	Boardman, OR	6	Wind	Intermittent	5	51
Loess Hills	SERC	Rock Port, MO	4	Wind	Intermittent	5	
Total Wind						**746**	

(1) Net generation capacity is stated at estimated proportionate ownership share as of November 30, 2021. Figures will be confirmed in 2021 10-K filing.
(2) 100% ownership, unless otherwise indicated

Constellation.

Renewables Fleet (Solar/Hydro/Storage)

Asset Name	ISO	Location	No. of Units	Primary Fuel Type	Primary Dispatch Type	Net Generation Capacity (MW)[1]	Ownership Interest (%)[2]
Solar Horizons	PJM	Emmitsburg, MD	1	Solar	Intermittent	16	51
Solar New Jersey 3	PJM	Middle Township, NJ	5	Solar	Intermittent	2	51
Antelope Valley	CAISO	Lancaster, CA	1	Solar	Intermittent	242	
Sacramento PV Energy	CAISO	Sacramento, CA	4	Solar	Intermittent	30	51
Denver Airport Solar	Southwest	Denver, CO	1	Solar	Intermittent	4	51
Total Solar						**294**	
Muddy Run	PJM	Drumore, PA	8	Hydroelectric	Intermediate	1,070	
Conowingo	PJM	Darlington, MD	11	Hydroelectric	Base-load	572	
Clinton Battery Storage	PJM	Blanchester, OH	1	Energy Storage	Peaking	10	
Total Hydro/Storage						**1,652**	
Total Renewables						**2,692**	

(1) Net generation capacity is stated at estimated proportionate ownership share as of November 30, 2021. Figures will be confirmed in 2021 10-K filing.
(2) 100% ownership, unless otherwise indicated

Gas Fleet

Asset Name	ISO	Location	No. of Units	Primary Fuel Type	Primary Dispatch Type	Net Generation Capacity (MW)[1]	Ownership Interest (%)[2]
Mystic 8, 9	ISO-NE	Charlestown, MA	6	Gas	Intermediate	1,413	
Hillabee	SERC	Alexander City, AL	3	Gas	Intermediate	753	
West Medway II	ISO-NE	West Medway, MA	2	Oil/Gas	Peaking	192	
West Medway	ISO-NE	West Medway, MA	3	Oil	Peaking	124	
Grand Prairie	Alberta	Alberta, Canada	1	Gas	Peaking	105	
Wyman 4	ISO-NE	Yarmouth, ME	1	Oil	Intermediate	35	5.9
Framingham	ISO-NE	Framingham, MA	3	Oil	Peaking	31	
Mystic Jet	ISO-NE	Charlestown, MA	1	Oil	Peaking	9	
Eddystone 3, 4	PJM	Eddystone, PA	2	Oil/Gas	Peaking	760	
Perryman	PJM	Aberdeen, MD	5	Oil/Gas	Peaking	404	
Croydon	PJM	West Bristol, PA	8	Oil	Peaking	391	
Handsome Lake	PJM	Kennerdell, PA	5	Gas	Peaking	268	
Richmond	PJM	Philadelphia, PA	2	Oil	Peaking	98	
Philadelphia Road	PJM	Baltimore, MD	4	Oil	Peaking	61	
Eddystone	PJM	Eddystone, PA	4	Oil	Peaking	60	
Delaware	PJM	Philadelphia, PA	4	Oil	Peaking	56	
Southwark	PJM	Philadelphia, PA	4	Oil	Peaking	52	
Falls	PJM	Morrisville, PA	3	Oil	Peaking	51	
Moser	PJM	Lower Pottsgrove Twp., PA	3	Oil	Peaking	51	
Chester	PJM	Chester, PA	3	Oil	Peaking	39	
Schuylkill	PJM	Philadelphia, PA	2	Oil	Peaking	30	
Salem	PJM	Lower Alloways Creek Township, NJ	1	Oil	Peaking	16	42.59
Colorado Bend II	ERCOT	Wharton, TX	3	Gas	Intermediate	1,143	
Wolf Hollow II	ERCOT	Granbury, TX	3	Gas	Intermediate	1,115	
Handley 3	ERCOT	Fort Worth, TX	1	Gas	Intermediate	395	
Handley 4, 5	ERCOT	Fort Worth, TX	2	Gas	Peaking	870	
Southeast Chicago	PJM	Chicago, IL	8	Gas	Peaking	296	
Total Natural Gas/Oil/Other						**8,818**	

(1) Net generation capacity is stated at estimated proportionate ownership share as of November 30, 2021. Figures will be confirmed in 2021 10-K filing.
(2) 100% ownership, unless otherwise indicated

Constellation

Zero-Emitting Nuclear is Prime Vehicle for Producing Hydrogen

Superior Economics

Green hydrogen from nuclear currently beats hydrogen production from renewables on a levelized cost basis

Low barriers to implementation

Nuclear plants require no siting or permitting and offer a secure and steady production source

Scalable and iterative

Electrolyzer capacity can be modularly ramped onto nuclear assets from pilot stage to at-scale production – allowing iterative electrolyzer installation cost-downs and quick production scale-up with new offtakers

Advantageous end-uses

Certain end-uses benefit from high heat industrial process – such as synfuels – that create a synergistic relationship with nuclear sites

Enhanced criticality of nuclear assets

With increasing renewables intermittency, electrolyzers can also be used to add flexibility to nuclear assets to improve value in a decarbonizing world

Constellation

Zero-Emission Credit (ZEC) Overview and Timelines

Plant	State	Capacity (MW)[1]	ZEC Start	ZEC End
Clinton	IL	1,080	June '17	May '27
Quad Cities	IL	1,403	June '17	May '27
Fitzpatrick	NY	842	April '17	March '29
Ginna	NY	576	April '17	March '29
Nine Mile Point	NY	1,676	April '17	March '29
Salem	NJ	995	June '22	May '25

Program Elements	New York ZEC Program	Illinois ZEC Program	New Jersey ZEC Program
General Description	Under the state's clean energy standard, load serving entities must purchase Zero Emission Credits from NYSERDA who purchases them from the eligible nuclear plants.	Under Future Energy Jobs Act, utilities in the state contract with zero emission facilities to procure all of the Zero Emission Credits produced in a year by the facility.	Under the state's clean energy standard, utilities will purchase Zero Emission Certificates from certified nuclear plants in an amount equivalent to all of the output of the plant.
Eligibility	PSC selects units based on: • Impact on NY air quality based on PSC evaluation • Financial distress • Alternatives, customer impact, public interest	IPA selects units based on: • Impact on IL air quality based on a formula • Financial distress	BPU selects units based on: • Impact on NJ air quality based on bidder input • Financial distress • New application required for each 3-year period
Bidder Data provided	Multi-year costs, risks and revenue projections	6 year costs, risks and generation projection	3 year costs, risks and revenue projections. Air impacts.
Term	12 years (six 2-year periods)	10 years	3-year periods
ZEC Price	$17.48/MWh for 1st period (additional ~$2.30/period thereafter)	$16.50/MWh for 6 years (additional $1/year thereafter)	~$10/MWh for initial 3 years
Price Adjustment(s)	$39/MWh – Market Price Index RGGI price deduct	$31.40/MWh – Market Price Index	Determined by NJ BPU for 2nd 3-year period and beyond
Program Budget Cap	$480M per year initially	$23M per year cost cap	~$270M per year initially

(1) Reflects partially-owned units at ownership (Quad Cities is owned at 75% and Salem at 42.59%)

Constellation

New York ZEC Price Determination

Tranche	Date	US SCC "Central Value" ($/Short Ton)	Baseline RGGI Estimate ($/Short Ton)	Net CO_2 Externality ($/Short Ton)	Short Ton to MWh (Conversion Factor)	Adjusted SCC ($/MWh)	Zone A Reference Price ($/MWh)	Energy and Capacity Forecast Adjustment ($/MWh)	Upstate ZEC Price ($/MWh)
Tranche 1	4/1/2017-3/31/2019	$42.87	$10.41	$32.47	0.53846	$17.48	N/A	N/A	$17.48
Tranche 2	4/1/2019-3/31/2021	$46.79	$10.41	$36.38	0.53846	$19.59	$39.00	N/A	$19.59
Tranche 3	4/1/2021-3/31/2023	$50.11	$10.41	$39.71	0.53846	$21.38	$39.00	N/A	$21.38
Tranche 4	4/1/2023-3/31/2025	$54.66	$10.41	$44.26	TBD	TBD	TBD	TBD	TBD
Tranche 5	4/1/2025-3/31/2027	$59.54	$10.41	$49.13	TBD	TBD	Tranche 4 amount	TBD	TBD
Tranche 6	4/1/2027-3/31/2029	$64.54	$10.41	$54.13	TBD	TBD	Tranche 4 amount	TBD	TBD

Constellation.

Illinois Carbon Mitigation Credit (CMC) Overview and Timelines

Plant	State	Capacity (MW)
Braidwood	IL	2,386
Byron	IL	2,347
Dresden	IL	1,845



2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
June '22
May '27
June '22
May '27
June '22
May '27

Program Elements	Illinois Carbon Mitigation Credits Program
Eligibility	• IL CMC program is similar to the IL ZEC program, except that ComEd is the only buyer and only PJM units are eligible • Bidders must submit financial projections to demonstrate financial need, and selection is based on air quality impacts in Illinois.
Term	5-energy years
Product	• A Carbon Mitigation Credit means the environmental attributes of 1 MWH of nuclear generation • Suppliers are selling environmental attributes only, not energy or capacity • Procurement quantity is 54.5 TWH per year (3 plants), with obligation to operate
CMC Price	• Suppliers bid an "all-in" price, not a fixed credit price – Supplier payment = Bid Price – Energy Index – Capacity Index – Other Subsidies (eg, PTC) – Energy Index = average day-ahead price at selected nuclear plants – Capacity Index = ComEd zone capacity price • Payment can be positive (to supplier) or negative (to buyer)
Bid Price Cap	$30.30/MWh, $32.50/MWh, $33.43/MWh, $33.50/MWh, $34.50/MWh (for the 5 years)

Constellation

PJM Capacity Market

	2021/2022		2022/2023	
Zone	Cleared Volumes (MW)[1]	Price ($/MW-day)	Cleared Volumes (MW)[1]	Price ($/MW-day)
Nuclear	5,175	$196	4,600	$69
Fossil/Others	-	$196	-	$69
ComEd	**5,175**		**4,600**	
Nuclear	3,925	$166	4,450	$98
Fossil/Others	2,100	$166	2,450	$98
EMAAC	**6,025**		**6,900**	
Nuclear	1,700	$140	1,700	$96
Fossil/Others	-	$140	-	$96
SWMAAC	**1,700**		**1,700**	
Nuclear	-	$140	-	$96
Fossil/Others	225	$140	225	$96
MAAC	**225**		**225**	
Nuclear	-	$200	-	$127
Fossil/Others	400	$200	425	$127
BGE	**400**		**425**	
Nuclear	-	$140	-	$50
Fossil/Others	100	$140	50	$50
Rest of RTOs	**100**		**50**	
Nuclear	10,800		10,750	
Fossil/Others	2,825		3,150	
PJM Portfolio	**13,625**		**13,900**	

(1) Volumes are rounded and reflect Constellation's ownership share of partially owned units

Constellation

Other Capacity Markets

Plant Location	2021/2022	2022/2023	2023/2024	2024/2025
NEMA				
Capacity (MW)(3)	1,365	1,525	1,525	115
Price ($/MWd)	$172	$125	$66	$131
SEMA				
Capacity (MW)(3)	235	235	235	235
Price ($/MWd)(4)	$568	$585	$597	$632
ISO-NE(1)	**1,600**	**1,760**	**1,760**	**350**
Capacity (MW)(3)	3,100	3,100	3,100	3,100
NYISO(2)	**3,100**	**3,100**	**3,100**	**3,100**
Capacity (MW)(3)	1,035			
Price ($/MWd)(4)	$5			
MISO	**1,035**			

(1) ISO-NE: ISO New England; NEMA: Northeastern Massachusetts and Boston; SEMA: Southeastern Massachusetts
(2) NYISO: New York Independent System Operator
(3) Represents offered capacity at ownership
(4) AMIL: Ameren Illinois AMIL capacity price represents PRA auction clearing price for Zone 4 in $/MWd

Constellation.

Texas Winter Preparedness

In compliance with Senate Bill 3, Constellation has addressed all requirements under PUCT Weatherization Standard – Phase I

Adherence with best practices from 2012 Quanta Report

- Built recommendations into Winter Readiness Procedures
- Completed ERCOT site walkdowns
- Created site playbooks to ensure proactive responses
- Built enclosures to protect temperature sensitive critical equipment
- Performed independent 3rd party heat trace assessments to verify circuit operation

Fixed known acute issues that arose from 2020-2021 winter weather season

- Implemented design improvements or mitigations to prevent reoccurrence of issues
- Installed Air Cooled Condenser (ACC) Control System at Colorado Bend II
- Upgraded Distributed Control System at Handley 3
- Enhanced Piping Insulation
- Installed new heat tracing equipment at Handley

Provided notarized attestation

- Notarized attestation of all required PUCT actions sent in November 2021



Enhanced Piping Insulation


BOP

Enhanced Equipment Heat Tracing

Constellation

Commercial Business Overview

Customer Breakdown of 2020 Load Served[1]


215 TWh
Wholesale 30%
Retail 70%
Residential 70%
C&I 30%
C&I 90%
Residential 10%
Indexed 35%
Fixed 65%

2020 Power Load Served by Region (TWh)[1]


Wholesale
Retail
82
24
58
51
13
38
12
16
54
23
31
Midwest
Mid-Atlantic
ERCOT
New York
Other(2)

- Commercial business gross margin is driven primarily by our customer-facing businesses, which operates across multiple Wholesale and retail channels-to-market
- Opportunity to serve full suite of innovative products, commodities, and clean energy solutions to highly rated counterparties in multiple locations
- Customer usage pattern aligns with our generation portfolio from a hedging perspective; ability to source 3rd party generation to support a "supply-to-customer" strategy to enable expanded customer reach

(1) Includes Retail and Wholesale load auction volumes only
(2) Other includes New England, South and West

Constellation.

Constellation Natural Gas Profile

Top 10 Natural Gas Provider in the U.S.

- Constellation participates across all parts of the gas value chain including trading, transport and storage, physical gas supply, pricing, risk management and more
- Delivering more than **1.6 billion dekatherms of gas annually** to wholesale and retail customers, as well as schedule, nominate and balance behind more than **150 utilities**
- Active participant in **all major supply basins, markets and trading points** in North America and active shipper on **80+ interstate pipelines daily**
- Everett Marine Terminal is the longest-operating LNG import facility of its kind in the U.S

Gas Sales by Customer Type and Market Sector



Industrial
Residential
Public Sector
Auction/ Aggregation
Wholesale/ Utility
Commercial



Wholesale Trade
Agriculture, Forestry, Fishing
Mining
Construction
Finance, Insurance, Real Estate
Retail Trade
Transportati on & Public Utilities
Public Administrati on
Unknown
Manufacturing
Other
Services

Our Customers, Our Solutions

- Serving over 750 BCF of natural gas to government, institutional, industrial and commercial customers
- One of the nation's largest natural gas suppliers to residences and aggregation programs
- Market-leading managed solutions, as well as fixed and floating rate gas products
- MarketWatch® tool helps customer monitor market activity to guide gas purchasing strategies
- Renewable Natural Gas (RNG) supply & attributes

Constellation.

CTV: Investing in Emerging Technologies and Business Models

CTV invests in venture-stage companies throughout the energy industry, driving value by providing growth capital, management expertise, and connectivity to the broad and diverse Constellation enterprise

Who we are	Venture capital arm of Constellation
What we do	Invest in and partner with world-class startup companies and entrepreneurs to accelerate the deployment of new energy technologies, solutions and/or business models
Which startups we work with	Category-defining leaders looking to advance the energy industry by tackling sustainability, improving reliability and resiliency, or providing better solutions for employees and customers
Why our value more than capital	By pairing portfolio companies with Constellation's technical and commercial expertise, CTV positions Constellation to deploy industry disruptors and generate value for our stakeholders

Key Facts & Figures

>$2.5B In Venture Funding Raised by CTV Portfolio Companies	28 distinct investments since 2010 <20% minority ownership positions
11 Active Investments Currently	$2-5M initial investment historically Active follow-on investor
Separate Investment & Commercialization Resources	150-200+ companies screened per yr. Commercialization resources act as bridge to Constellation business units



Constellation

Constellation Technology Ventures' Active Investments

PROTERRA Electric buses for public and private mass transit	DEMAND Q HVAC optimization for SMB and C&I	novo Battery monitoring and management software	PosiGen Residential PV and EE for low-to-middle income homeowners
sparkfund EE financing and building optimization for SMB and C&I	bidgely Residential load disaggregation platform	XL Class 2-6 HEV and PHEV fleet electrification	PRECISIONHAWK Unmanned aerial vehicle software control platform
measurabl Building sustainability reporting platform	Level10 Energy Renewable PPA Marketplace	vutility Non-invasive energy data collection and reporting	

Investing in venture stage energy technology companies that can provide new solutions to Constellation and its customers

Note: Constellation's active technology investments can be found at http://technologyventures.constellation.com/; reflects current portfolio as of December 1, 2021
(1) Green boxes reflect companies that have executed a merger transactions with Special Purpose Acquisition Companies (SPACs)

Commercial Disclosures

November 30, 2021

Portfolio Management Strategy

Strategic Policy Alignment

- Our portfolio starts in a position of already partially hedged, via longer term state programs such as the CMC in IL
- Aligns hedging program financial policies and financial outlook
  - Establish minimum hedge targets to meet financial objectives of the company (dividend, credit rating)
  - Hedge enough commodity risk to meet future cash requirements under a stress scenario

Three-Year Ratable Hedging

- Ensure stability in near-term cash flows and earnings
  - Disciplined approach to hedging
  - Tenor aligns with customer preferences and market liquidity
  - Multiple channels to market that allow us to maximize margins

Bull / Bear Program

- Ability to exercise fundamental market views to create value within the ratable framework
  - Modified timing of hedges versus purely ratable
  - Cross-commodity hedging (heat rate positions, options, etc.)
  - Delivery locations, regional and zonal spread relationships

Align Hedging & Financials

Establishing Minimum Hedge Targets



Credit Rating
Capital Structure
Capital & Operating Expenditure
Dividend

Protect Balance Sheet

Portfolio Management Over Time



% Hedged
High End of Profit
Low End of Profit
Open Generation with LT Contracts
Portfolio Management & Optimization

Ensure Earnings Stability

Exercising Market Views



% Hedged
Purely ratable
Actual hedge %
Market views on timing, product allocation and regional spreads reflected in actual hedge %

Create Value

Constellation.

Components of Gross Margin* Categories

<table>
<tr><th colspan="4">Gross margin* linked to power production and sales</th><th colspan="2">Gross margin* from other business activities</th></tr>
<tr><th>Open Gross Margin*</th><th>Contracted Revenues</th><th>MtM of Hedges[2]</th><th>"Power" New Business</th><th>"Non Power" Executed</th><th>"Non Power" New Business</th></tr>
<tr><td>•Generation Gross Margin* at current market prices, including ancillary revenues, nuclear fuel amortization and fuel expense
•Power Purchase Agreement (PPA) Costs and Revenues
•Provided at a consolidated level for all regions (includes hedged gross margin* for South, West, New England and Canada[1])</td><td>•Expected contracted revenues from CMC payments to eligible IL plants
•Expected capacity revenues for generation of electricity
•Expected revenues from Zero Emissions Credits (ZEC)</td><td>•Mark-to-Market (MtM) of power, capacity and ancillary hedges, including cross commodity, retail and wholesale load transactions
•Provided directly at a consolidated level for four major regions. Provided indirectly for each of the four major regions via Effective Realized Energy Price (EREP), reference price, hedge %, expected generation</td><td>•Retail, Wholesale planned electric sales
•Portfolio Management new business
•Mid marketing new business</td><td>•Retail, Wholesale executed gas sales
•Energy Efficiency[4]
•BGE Home[4]</td><td>•Retail, Wholesale planned gas sales
•Energy Efficiency[3]
•BGE Home[3]
•Portfolio Management / origination fuels new business
•Proprietary trading[4]</td></tr>
</table>

Margins move from new business to MtM of hedges over the course of the year as sales are executed[5]

Margins move from "Non power new business" to "Non power executed" over the course of the year

(1) Hedged gross margins* for South, West, New England & Canada region will be included with Open Gross Margin*; no expected generation, hedge %, EREP or reference prices provided for these regions
(2) MtM of hedges provided directly for the four larger regions; MtM of hedges is not provided directly at the regional level but can be easily estimated using EREP, reference price and hedged MWh
(3) Gross margin* for these businesses are net of direct "cost of sales"
(4) Proprietary trading gross margins* will generally remain within "Non Power" New Business category and only move to "Non Power" Executed category upon management discretion
(5) Margins for South, West, New England & Canada regions and optimization of fuel and PPA activities captured in Open Gross Margin*

Constellation.

Gross Margin*

Gross Margin Category ($M)[1]	November 30, 2021 2022	November 30, 2021 2023
Open Gross Margin (including South, West, New England & Canada hedged GM)*[2]	$6,200	$4,450
Contracted Revenues (Capacity, ZEC and IL CMC Plant Revenues)[3]	$2,450	$2,850
Mark-to-Market of Hedges[4]	$(2,150)	$(600)
Power New Business / To Go	$450	$500
Non-Power Margins Executed	$150	$100
Non-Power New Business / To Go	$250	$350
Total Gross Margin*[5]	**$7,350**	**$7,650**

Reference Prices[5]	2022	2023
Henry Hub Natural Gas ($/MMBtu)	$4.12	$3.55
Midwest: NiHub ATC prices ($/MWh)	$41.18	$33.75
Mid-Atlantic: PJM-W ATC prices ($/MWh)	$49.23	$40.39
ERCOT-N ATC Spark Spread ($/MWh) *HSC Gas, 7.2HR, $2.50 VOM*	$11.79	$9.48
New York: NY Zone A ($/MWh)	$37.83	$32.93

(1) Gross margin* categories rounded to nearest $50M
(2) Includes gross margin for CMC plants through May 31, 2022
(3) Includes gross margin and CMC payments for CMC plants starting June 1, 2022. NY ZEC revenues reflect the expected NY ZEC payment as of current market forwards. Should market forwards exceed the ZEC reference index in New York, ZEC payments may decline.
(4) Mark-to-Market of Hedges assumes mid-point of hedge percentages
(5) Based on November 30, 2021, market conditions

Constellation.

Generation and Hedges

Generation and Hedges	November 30, 2021 2022	2023
Expected Generation (GWh)[1]	199,000	196,000
Midwest[2]	96,500	95,300
Mid-Atlantic	55,700	54,600
ERCOT	21,400	20,300
New York	25,400	25,800
% of Expected Generation Hedged[3]	**91%-94%**	**74%-77%**
Midwest	95%-98%	86%-89%
Mid-Atlantic	95%-98%	69%-72%
ERCOT	78%-81%	54%-57%
New York	78%-81%	54%-57%
Effective Realized Energy Price ($/MWh)[4]		
Midwest	$27.00	$27.00
Mid-Atlantic	$33.50	$34.00
ERCOT[5]	$4.00	$4.00
New York	$24.00	$24.50

(1) Expected generation is the volume of energy that best represents our commodity position in energy markets from owned or contracted for capacity based upon a simulated dispatch model that makes assumptions regarding future market conditions, which are calibrated to market quotes for power, fuel, load following products, and options. Expected generation assumes 11 refueling outages in 2022 and 14 in 2023 at Constellation-operated nuclear plants and Salem. Expected generation assumes capacity factors of 94.5% and 94.0% in 2022 and 2023, respectively at Constellation-operated nuclear plants, at ownership. These estimates of expected generation in 2022 and 2023 do not represent guidance or a forecast of future results as Constellation has not completed its planning or optimization processes for those years.

(2) Midwest expected generation includes generation from CMC Plants of 31,600 GWh in 2022 and 54,000 GWh in 2023

(3) Percent of expected generation hedged is the amount of equivalent sales divided by expected generation. It includes all hedging products, such as wholesale and retail sales of power, options and swaps. The Midwest values in the table reflect IL plants receiving CMC payments as 100% hedged. To align with the Midwest EREP, however, one should exclude plant and hedge volumes associated with CMC payments. Excluding CMC plant and hedge volumes, the Midwest is 93% to 96% hedged in 2022 and 69% to 72% hedged in 2023. We will hedge the residual merchant generation in line with our three-year ratable program.

(4) Effective realized energy price is representative of an all-in hedged price, on a per MWh basis, at which expected generation has been hedged. It is developed by considering the energy revenues and costs associated with our hedges and by considering the fossil fuel that has been purchased to lock in margin. It excludes uranium costs, RPM capacity, ZEC and CMC revenues, but includes the mark-to-market value of capacity contracted at prices other than RPM clearing prices including our load obligations. It can be compared with the reference prices used to calculate open gross margin* in order to determine the mark-to-market value of Exelon Generation's energy hedges.

(5) Spark spreads shown for ERCOT

Constellation

Hedged Gross Margin* Sensitivities

Gross Margin* Sensitivities (with existing hedges)[1]	November 30, 2021 2022	 2023
Henry Hub Natural Gas ($/MMBtu)		
+ $0.50/MMBtu	$65	$140
- $0.50/MMBtu	$(45)	$(135)
NiHub ATC Energy Price		
+ $2.50/MWh	-	$30
- $2.50/MWh	-	$(30)
PJM-W ATC Energy Price		
+ $2.50/MWh	$5	$40
- $2.50/MWh	-	$(45)
NYPP Zone A ATC Energy Price		
+ $2.50/MWh	$5	$25
- $2.50/MWh	$(5)	$(25)
Nuclear Capacity Factor		
+/- 1%	+/- $50	+/- $30

(1) Based on November 30, 2021 market conditions and hedged position; gas price sensitivities are based on an assumed gas-power relationship derived from an internal model that is updated periodically; power price sensitivities are derived by adjusting the power price assumption while keeping all other price inputs constant; due to correlation of the various assumptions, the hedged gross margin* impact calculated by aggregating individual sensitivities may not be equal to the hedged gross margin* impact calculated when correlations between the various assumptions are also considered; sensitivities based on commodity exposure which includes open generation and all committed transactions.

Constellation

Illustrative Example of Modeling 2023 Total Gross Margin*

Row	Item	Midwest[2]	Mid-Atlantic	ERCOT	New York
(A)	Start with fleet-wide open gross margin*	$4.45 billion			
(B)	Contracted Revenues	$2.85 billion			
(C)	Expected Generation (TWh)	41.3	54.6	20.3	25.8
(D)	Hedge % (assuming mid-point of range)	70.5%	70.5%	55.5%	55.5%
(E=C*D)	Hedged Volume (TWh)	29.1	38.5	11.3	14.3
(F)	Effective Realized Energy Price ($/MWh)	$27.00	$34.00	$4.00	$24.50
(G)	Reference Price ($/MWh)	$33.75	$40.39	$9.48	$32.93
(H=F-G)	Difference ($/MWh)	($6.75)	($6.39)	($5.48)	($8.43)
(I=E*H)	Mark-to-Market value of hedges ($ million)[1]	($195)	($245)	($60)	($120)
(J=A+B+I)	Hedged Gross Margin ($ million)	$6,700			
(K)	Power New Business / To Go ($ million)	$500			
(L)	Non-Power Margins Executed ($ million)	$100			
(M)	Non-Power New Business / To Go ($ million)	$350			
(N=J+K+L+M)	**Total Gross Margin***	**$7,650 million**			

(1) Mark-to-market rounded to the nearest $5M
(2) Use the Midwest hedge ratio that excludes the CMC plant volume and hedges

Constellation.

Additional Constellation Modeling Data

Total Gross Margin* Reconciliation (in $M)(1)	2022	2023
Adjusted Operating Revenues*(2)	**$19,075**	**$18,500**
Adjusted Purchased Power and Fuel*(2)	($11,250)	($10,375)
Other Revenues(3)	$(175)	$(175)
Direct cost of sales incurred to generate revenues for certain Constellation and Power businesses	$(300)	$(300)
Total Gross Margin* (Non-GAAP)	**$7,350**	**$7,650**

Inputs	2022
Avg. Shares Outstanding (millions)(4)	326
Effective Tax Rate	25%
Cash Tax Rate(5)	14%

(1) All amounts rounded to the nearest $25M
(2) Excludes the Mark-to-Market impact of economic hedging activities due to the volatility and unpredictability of the future changes to power prices
(3) Other Revenues primarily reflects revenues from variable interest entities, funds collected through revenues for decommissioning the former PECO nuclear plants through regulated rates and gross receipts tax revenues
(4) Represents the estimated number of outstanding diluted shares of common stock upon consummation of the separation. The estimate is based on the number of shares of Exelon common stock outstanding on September 30, 2021 and applying the distribution ratio of one share of our common stock for every three shares of Exelon common stock.
(5) Cash tax rate excludes receivable from Exelon for tax credits. If receivable were to be included in calculation, cash tax rate would be 6%.

Constellation.

Appendix

Reconciliation of Non-GAAP Measures

GAAP to Non-GAAP Reconciliations[1]

S&P FFO/Debt[2] = FFO (a) / Adjusted Debt (b)

Moody's CFO Pre-WC/Debt[3] = CFO (Pre-WC) (c) / Adjusted Debt (d)

S&P FFO Calculation[2]

GAAP Operating Income
+ Depreciation & Amortization
= EBITDA
- Interest
+/- Cash Taxes
+ Nuclear Fuel Amortization
+/- Mark-to-Market Adjustments (Economic Hedges)
+/- Other S&P Adjustments
= FFO (a)

S&P Adjusted Debt[1]

Long-Term Debt
+ Short-Term Debt
+ Purchase Power Agreement and Operating Lease Imputed Debt
+ Pension/OPEB Imputed Debt (after-tax)
+ AR Securitization Imputed Debt
- Off-Credit Treatment of Non-Recourse Debt
- Cash on Balance Sheet
+/- Other S&P Adjustments
= Adjusted Debt (b)

Moody's CFO Pre-WC Calculation[3]

Cash Flow From Operations
+/- Working Capital Adjustment
- Nuclear Fuel Capital Expenditures
+/- Other Moody's CFO Adjustments
= CFO Pre-Working Capital (c)

Moody's Adjusted Debt Calculation

Long-Term Debt
+ Short-Term Debt
+ Underfunded Pension (pre-tax)
+Operating Lease Imputed Debt
+/- Other Moody's Debt Adjustments
= Adjusted Debt (d)

(1) Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be currently available; therefore, management is unable to reconcile these measures
(2) Calculated using S&P Methodology
(3) Calculated using Moody's Methodology

Constellation.

GAAP to Non-GAAP Reconciliations[1]

Debt / EBITDA = $\frac{\text{Net Debt (a)}}{\text{Adjusted EBITDA* (b)}}$

Debt/EBITDA Excluding Non-Recourse = $\frac{\text{Net Debt (c)}}{\text{Adjusted EBITDA* (d)}}$

Net Debt Calculation

Long-Term Debt (including current maturities)
+ Short-Term Debt
- Cash on Balance Sheet
= Net Debt (a)

Adjusted EBITDA Calculation

GAAP Operating Income
+ Depreciation & Amortization
= EBITDA
+/- GAAP to Operating Adjustments
= Adjusted EBITDA* (b)

Net Debt Calculation Excluding Non-Recourse

Long-Term Debt (including current maturities)
+ Short-Term Debt
- Cash on Balance Sheet
- Non-Recourse Debt
= Net Debt Excluding Non-Recourse (c)

Adjusted EBITDA Calculation Excluding Non-Recourse

GAAP Operating Income
+ Depreciation & Amortization
= EBITDA
+/- GAAP to Operating Adjustments
- EBITDA from Projects Financed by Non-Recourse Debt
= Adjusted EBITDA* Excluding Non-Recourse Debt (d)

(1) Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be currently available; therefore, management is unable to reconcile these measures

Constellation.

GAAP to Non-GAAP Reconciliation

Adjusted EBITDA* Reconciliation (in $M)[1]	2022
GAAP Net Income	**$250 - $550**
Income Tax Expense	$125
Interest Expense	$275
Depreciation and Amortization	$1,100
Pension and OPEB Non-Service Costs	$(100)
Mark-to-Market Impact from Economic Hedging Activities	$525
ERP System Implementation	$25
Separation Costs	$150
Decommissioning Related Activity[2]	$50
Adjusted EBITDA* (Non-GAAP)	**$2,350 - $2,750**

Note: Items may not sum due to rounding
(1) All amounts rounded to the nearest $25M
(2) Includes NDT earnings and accretion on asset retirement obligations for unregulated units, in addition to earnings neutral items associated with contractual offset for regulated units

Constellation

GAAP to Non-GAAP Reconciliation

Free Cash Flow before Growth* (in $M)[1]	2022 - 2023
Adjusted Cash Flows from Operations* (Non-GAAP)[2]	**$5,550 - $5,950**
Base and Nuclear Fuel Capital Expenditures[3]	$(3,100)
Reinvestment in Nuclear Decommissioning Trust Funds[4]	$(550)
Collateral activity	$600
O&M related to Separation and ERP System Implementation	$200
Other Net Investing Activities	$150
Free Cash Flow before Growth*	**$2,800 - $3,200**

Note: Items may not sum due to rounding
(1) All amounts rounded to the nearest $50M
(2) Includes Collection of Deferred Purchase Price (DPP) related to the revolving accounts receivable arrangement, which is presented in cash flows from investing activities for GAAP. Cash flows from collection of DPP are not forecasted.
(3) Includes $275M of deferred capital expenditures shown on page 64
(4) Reflects reinvestment of proceeds from nuclear decommissioning trust funds that are presented in Adjusted Cash Flows from Operations*. Impact is cash flow neutral.

Constellation.

GAAP to Non-GAAP Reconciliation

Adjusted O&M* Reconciliation ($M)(1,2)	2017	2018	2019	2020	2021	2022	2023	2024
GAAP O&M	**$6,350**	**$5,475**	**$4,725**	**$5,150**	**$4,600**	**$5,000**	**$5,050**	**$5,000**
Decommissioning(3)	$(200)	$(200)	-	$(200)	$(125)	$(175)	$(200)	$(200)
Plant Retirements and Divestitures(4)	$(100)	$(100)	-	$(475)	$575	-	-	-
Asset Impairments(5)	$(450)	-	-	-	$(525)	-	-	-
Direct cost of sales incurred to generate revenues for certain Commercial and Power businesses(6)	$(450)	$(250)	$(275)	$(225)	$(275)	$(300)	$(275)	$(300)
Separation costs	-	-	-	-	$(50)	$(150)	$(50)	-
ERP System Implementation	-	-	-	-	-	$(25)	$(25)	-
Pension and OPEB Non-Service Costs(7)	$(25)	-	$50	$50	$50	-	-	-
Other	$(150)	$(125)	$(75)	$(125)	$(100)	-	-	-
Adjusted O&M* (Non-GAAP)	**$4,975**	**$4,775**	**$4,400**	**$4,225**	**$4,150**	**$4,375**	**$4,475**	**$4,475**

Note: Items may not sum due to rounding
(1) All amounts rounded to the nearest $25M. 2021 adjusted O&M* is estimated based on November 30, 2021 forecasts. Actual results may vary.
(2) Reflects CENG at 100% ownership in all years
(3) Includes earnings neutral O&M and accretion of asset retirement obligation on unregulated units; 2019 includes ARO update for TMI
(4) Reflects retirements of TMI in 2017 and Oyster Creek in 2018. 2020 includes ($500M) of impairment and ($25M) of one-time charges associated with retirement of Mystic 8/9. 2020 and 2021 include $325M and $500M, respectively, of accelerated earnings neutral O&M associated with the decision to early retire Byron and Dresden that cannot be reversed. The remaining amount primarily reflects the reversal of one-time charges resulting from the previous decision to retire Byron and Dresden.
(5) 2017 reflects an impairment of EGTP. 2021 reflects an impairment in the New England asset group, an impairment recorded as a result of the agreement to sell the Albany Green Energy biomass facility, and an impairment of a wind project
(6) Reflects the direct cost of sales of certain businesses, which are included in Total Gross Margin*
(7) Reflects impact from reclassing pension non-service costs from O&M to Other, Net consistent with future GAAP classification post-separation. Impact is earnings neutral.

Constellation.